UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant                                  ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material under §240.14a-12
UNITY SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒        No fee required
☐        Fee paid previously with preliminary materials
☐        Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025

Notice of 2025 Annual Meeting of Stockholders & Proxy Statement

PROXY STATEMENT

Unity®

i à Unity Software à 2025 Proxy Statement
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

DEAR STOCKHOLDERS OF UNITY SOFTWARE INC.:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual
Meeting”) of Unity Software Inc., a Delaware corporation (“Unity” or the “Company”). The meeting will be held on Wednesday, June 11, 2025 at 10:00 a.m. Pacific Time. The Annual
Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/U2025. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our stockholders, including our many international employees, around the world to attend the Annual Meeting, and provides cost savings for us and our stockholders. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual
Meeting beginning ten days prior to the meeting. If you would like to view the list, please email us at ir@unity.com.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
Meeting Date June 11, 2025

Meeting Time 10:00 a.m. PT

Meeting URL www.virtualsharehol dermeeting.com/ U2025

Unity Software Inc.

1.
To elect the four nominees for Class II directors named in the accompanying proxy statement to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
4.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of
Stockholders. The record date for the Annual Meeting is April 15, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

ii à Unity Software à 2025 Proxy Statement

NOTICE OF ANNUAL MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
Wednesday, June 11, 2025 at 10:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/U2025.

The proxy statement and annual report to stockholders are available at www.proxyvote.com
By Order of the Board of Directors,
Anirma Gupta
Senior Vice President, Chief Legal Officer and Corporate Secretary
Unity Software Inc.
San Francisco, CA
April 18, 2025

All stockholders are cordially invited to attend the Annual Meeting, which will be held virtually via the internet. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL 1 ELECTION OF DIRECTORS	11

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	21
Director Nomination Arrangements ....................................................................................................................................................	21
Board Leadership Structure ................................................................................................................................................................	21
Role of the Board in Risk Oversight ..................................................................................................................................................	22
Meetings of the Board of Directors ....................................................................................................................................................	22
Information Regarding Committees of the Board of Directors ......................................................................................................	23
Director Independence ........................................................................................................................................................................	24
Audit Committee ...................................................................................................................................................................................	25
Report of the Audit Committee of the Board of Directors ...............................................................................................................	26
Human Capital and Compensation Committee ...............................................................................................................................	27
Human Capital and Compensation Committee Processes and Procedures ..............................................................................	27
Human Capital and Compensation Committee Interlocks and Insider Participation .................................................................	28
Nominating and Corporate Governance Committee .......................................................................................................................	29
Stockholder Communications with the Board of Directors .............................................................................................................	30
Code of Ethics .......................................................................................................................................................................................	30
Corporate Governance Guidelines ....................................................................................................................................................	30

PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
Principal Accountant Fees and Services ..........................................................................................................................................	31
Pre-Approval Policies and Procedures .............................................................................................................................................	32

PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	33

EXECUTIVE OFFICERS	34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
Delinquent Section 16(A) Reports .....................................................................................................................................................	39
Securities Authorized for Issuance Under Equity Compensation Plans ......................................................................................	39

EXECUTIVE COMPENSATION	41
Compensation Discussion and Analysis ......................................................................................................................................	41
Overview ............................................................................................................................................................................................	41
Executive Summary .........................................................................................................................................................................	43
Objectives, Philosophy and Elements of Executive Compensation ........................................................................................	44
How We Determine Executive Compensation ............................................................................................................................	45
▪Role of our Human Capital and Compensation Committee, Management and the Board ......................................	45
▪Role of our Compensation Consultant ..............................................................................................................................	45
▪Role of our Compensation Peer Group ............................................................................................................................	46
Factors Used in Determining Executive Compensation ............................................................................................................	46
2024 Executive Compensation Program ......................................................................................................................................	47
Other Features of Our Executive Compensation Program .......................................................................................................	56
▪Tax and Accounting Implications .......................................................................................................................................	56
▪Clawbacks ............................................................................................................................................................................	57
▪Insider Trading, Anti-Hedging and Anti-Pledging Policies .............................................................................................	57
▪Compensation Risk Assessment .......................................................................................................................................	57
▪Stock Ownership Guidelines ..............................................................................................................................................	57
Human Capital and Compensation Committee Report ..............................................................................................................	57
Summary Compensation Table ......................................................................................................................................................	59
Grants of Plan-Based Awards in 2024 ..........................................................................................................................................	61
Agreements with Our Named Executive Officers .......................................................................................................................	63
Outstanding Equity Awards at 2024 Year-End ............................................................................................................................	67
Options Exercised and Stock Vested in 2024 .............................................................................................................................	69
Pension Benefits ..............................................................................................................................................................................	69
Nonqualified Deferred Compensation ..........................................................................................................................................	69
Potential Payments upon Termination or Change in Control ....................................................................................................	69
CEO Pay Ratio .................................................................................................................................................................................	71
Pay Versus Performance ...............................................................................................................................................................	72
Non-Employee Director Compensation ........................................................................................................................................	76

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	79

HOUSEHOLDING OF PROXY MATERIALS	81

OTHER MATTERS	82

1 à Unity Software à 2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT
THESE PROXY MATERIALS AND VOTING
UNITY SOFTWARE INC.
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. PACIFIC TIME ON WEDNESDAY, JUNE 11, 2025
We are providing you with these proxy materials because the Board of Directors of Unity Software Inc. (the “Board”) is soliciting your proxy to vote at Unity’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Wednesday, June 11, 2025 at 10:00 a.m. Pacific Time. The
Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/U2025 where you will be able to listen to the meeting live, submit questions and vote online.
You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report, are being distributed and made available on or about April 18, 2025. As used in this Proxy Statement, references to “we,” “us,” “our,” “Unity” and the “Company” refer to Unity
Software Inc. and its subsidiaries.

Q.	Why did I receive a notice regarding the availability of proxy materials on the internet?
A.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent most stockholders a Notice of Internet
Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual
Meeting, including at any adjournments or postponements of the meeting. All stockholders who received a Notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.
We intend to mail the Notice on or about April 21, 2025 to all stockholders of record entitled to vote at the Annual
Meeting.

2 à Unity Software à 2025 Proxy Statement

QUESTIONS AND ANSWERS

Q.	How do I attend the Annual Meeting?
A.
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/U2025. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

Q.	Where can I get technical assistance?
A.	If you have difficulty accessing the meeting, please call the phone number listed at www.virtualshareholdermeeting.com/U2025.

Q.	For the Annual Meeting, how do I ask questions of management and the Board?
A.
We plan to have a Q&A session at the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/U2025. During the live Q&A session of the Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the Annual Meeting and as time permits.

Q.	If I miss the Annual Meeting, will there be a replay posted online?
A.	Yes, a replay of the Annual Meeting webcast will be available at our Investor Relations website at investors.unity.com and remain for at least one year.

3 à Unity Software à 2025 Proxy Statement

QUESTIONS AND ANSWERS

Q.	Who can vote at the Annual Meeting?
A.
Only stockholders of record at the close of business on April 15, 2025 will be entitled to vote at the Annual
Meeting. On this record date, there were 415,515,941 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 15, 2025 your shares were registered directly in your name with our transfer agent, Computershare
Trust Company N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 15, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions.

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QUESTIONS AND ANSWERS

Q.	How do I vote?
A.
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of selection of our independent registered public accounting firm and the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, you may vote “For” or “Against” or abstain from voting. The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If on April 15, 2025 your shares were registered directly in your name with Unity’s transfer agent, Computershare
Trust Company, N.A., then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to
www.virtualshareholdermeeting.com/U2025. You will be asked to provide the control number from your Notice.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.
If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:
•To vote using the proxy card that may have been delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the
Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by
11:59 p.m. Eastern Time on June 10, 2025 to be counted.
•To vote through the internet in advance of the meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 10, 2025 to be counted.

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QUESTIONS AND ANSWERS

Q.	How do I vote? (Continued)
A.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If on April 15, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the
Notice is being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a
16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
We are holding the Annual Meeting online and providing online voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Q.	What matters am I voting on?
A.
There are three matters scheduled for a vote:
•The election of the four nominees for Class II directors named herein to serve until our 2028 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal (“Proposal 1”);
•Ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025 (“Proposal 2”); and
•Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules (“Proposal 3”).

6 à Unity Software à 2025 Proxy Statement

QUESTIONS AND ANSWERS

Q.	What if another matter is properly brought before the meeting?
A.
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

Q.	How many votes do I have?
A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2025.

Q.	If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
A.
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all four nominees for director, “For” the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025, and “For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. This discretionary authority is granted by the execution of the form of proxy.

Q.	If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
A.
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed”
shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine”
matters. In this regard, Proposals 1 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However,
Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal
2.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

7 à Unity Software à 2025 Proxy Statement

QUESTIONS AND ANSWERS

Q.	Who is paying for this proxy solicitation?
A.
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication.
Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	What does it mean if I receive more than one Notice?
A.
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Q.	Can I change my vote after submitting my proxy?
A.
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to Unity Software Inc., Attn:
Corporate Secretary at 116 New Montgomery Street, San Francisco, CA 94105. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
•You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

8 à Unity Software à 2025 Proxy Statement

QUESTIONS AND ANSWERS

Q.	When are stockholder proposals and director nominations due for next year’s annual meeting?
A.
With respect to proposals to be included in next year’s proxy materials, your proposal must be submitted in writing by December 22, 2025 to Unity Software Inc., Attn: Corporate Secretary, 116 New Montgomery Street,
San Francisco, CA 94105 and comply with all applicable requirements of Rule 14a-8 promulgated under the
Securities Exchange Act of 1934, as amended (the “Exchange Act”).
With respect to proposals (including director nominations) not to be included in next year’s proxy materials pursuant to Rule 14a-8 of the Exchange Act, our amended and restated bylaws provide that your proposal must be submitted in writing between February 11, 2026 and March 13, 2026 to Unity Software Inc., Attn: Corporate
Secretary, 116 New Montgomery Street, San Francisco, CA 94105 and comply with the requirements in our amended and restated bylaws, provided, however, that if our 2026 Annual Meeting of Stockholders is held before
May 12, 2026 or after July 11, 2026, then the proposal must be received by us no earlier than 120 days prior to such annual meeting and no later than the later of (i) 90 days prior to the date of such meeting or (ii) if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us.
You are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals, including director nominations.

Q.	How are votes counted?
A.
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal to ratify the selection of our independent registered public accounting firm, votes “For,” “Against” and abstentions; and with respect to the proposal regarding our named executive officer compensation, votes “For,” “Against,” abstentions and broker non-votes. A withhold vote will have no effect on the outcome of Proposal 1. Abstentions will have the same effect as “Against” votes for Proposal 2 and Proposal 3. Broker non-votes on Proposals 1 and 3 will have no effect and will not be counted towards the vote total. Proposal 2 is considered a “routine” matter, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on
Proposal 2.

9 à Unity Software à 2025 Proxy Statement

QUESTIONS AND ANSWERS

Q.	What are “broker non-votes”?
A.
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares.
These un-voted shares are counted as “broker non-votes.” Proposals 1 and 3 are considered to be “non-routine”
under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.
Proposal 2 is a “routine” matter and therefore broker non-votes are not expected to exist in connection with this proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Q.	How many votes are needed to approve each proposal?
A.
Proposal 1: For the election of directors, the four Class II nominees receiving the most “For” votes will be elected.
“Withhold” votes and broker non-votes will have no effect. Only votes “For” will affect the outcome.
Proposal 2: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025, the proposal must receive “For” votes from the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.
Proposal 3: Advisory approval of the compensation of our named executive officers will be considered to be approved if it receives “For” votes from the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

10 à Unity Software à 2025 Proxy Statement

QUESTIONS AND ANSWERS

Q.	What is the quorum requirement?
A.
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of stock entitled to vote are present by remote communication at the meeting or represented by proxy. On the record date, there were 415,515,941 shares outstanding and entitled to vote. Thus, the holders of 207,757,971  shares must be present by remote communication at the meeting or represented by proxy at the meeting to have a quorum.
Abstentions, withhold votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy may adjourn the meeting to another date.

Q.	How can I find out the results of the voting at the Annual Meeting?
A.
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual
Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

11 à Unity Software à 2025 Proxy Statement

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board is divided into three classes, designated as Class I, Class II and Class III, each of which has a three-year term.
Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board determines by resolution that any such vacancies will be filled by the stockholders. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board presently has thirteen members. On March 28, 2025, Michelle K. Lee and David Kostman each notified us of their intent to resign from the Board, each effective June 9, 2025. Their resignations were not due to any disagreement with Unity, our management, or other members of the Board. We are grateful to Ms. Lee and Mr. Kostman for their service and dedication to
Unity and its stockholders. In connection with the resignations, the Board reduced the number of authorized directors constituting the full Board to eleven, effective June 9, 2025.
There are four directors in the class whose term of office expires in 2025. If elected at the Annual Meeting, each of these nominees would serve until the 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. All four of the nominees are current directors and, if elected, will be continuing their roles on the Board. Mr. Dovrat has not previously been elected by our stockholders. As described below, Mr. Dovrat’s candidacy was recommended by ironSource pursuant to the Merger Agreement (as defined below). Our Nominating and Corporate Governance Committee has evaluated each of our director’s particular experience, qualifications, attributes and skills, and has recommended their respective nominations.
Our policy is to strongly encourage directors and nominees for director to attend the Annual Meeting. Twelve of the thirteen then-serving directors attended the 2024 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the shares present online at the meeting or represented by proxy and entitled to vote generally on the election of directors. Accordingly, the four nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us, or alternatively, our board of directors may leave a vacancy on the board of directors or reduce the size of the board of directors.
Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

12 à Unity Software à 2025 Proxy Statement

PROPOSAL ONE
CLASS II NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2028
ANNUAL MEETING
The following is a brief biography of each nominee for election for a three-year term expiring at the 2028 annual meeting.

Robynne Daly

Ms. Daly serves on the boards of Ridgeline, Inc. and Lyra Health, Inc., which are privately-held companies, and on the board of trustees of the University of Hawaii
Foundation. From August 2012 until April 2024, Ms. Daly held various positions at
Workday, Inc., a public human resources and financial management software company, including Vice Chair from February 2023, Co-President from February
2018 to February 2023, Chief Financial Officer from April 2016 to January 2022 and
Senior Vice President and Chief Accounting Officer from August 2012 to April 2016.
From June 2009 to August 2012, Ms. Daly served as Chief Accounting Officer and
Corporate Controller at VMware, Inc., a software company. Ms. Daly also previously served as Senior Vice President and Chief Accounting Officer at VeriSign Inc., and
held senior finance positions at Oracle Corporation, Visa Inc., GE Capital, and Ford
Motor Company. Ms. Daly holds a B.A. in economics and accounting from Claremont
McKenna College and an M.B.A. in finance from Golden Gate University.
Ms. Daly was selected to serve on our Board because of her experience working in the software and technology industries and her expertise in finance.

Age: 59
Board Member Since: 2017 Title: Former Vice Chair, Workday

Shlomo Dovrat

Mr. Dovrat founded Viola group, a technology investment group, and Viola Ventures, a venture capital firm in 2000. He currently serves as a member of the board of directors of Outbrain Inc., a publicly traded web recommendation platform operating under the name “Teads”, and on the board of several privately held technology companies. Prior to founding Viola, Mr. Dovrat founded and served as CEO of Oshap
Technologies and Teconmatix, Israeli technology companies both publicly traded and subsequently sold in 1999 and 2005, respectively. Mr. Dovrat served on the board of
ironSource prior to its merger with us. Mr. Dovrat has been and continues to be active in various non-governmental organizations and serves as the Chairman of the
Aaron Institute for Economic Policy and as Chairman of Pnima, an Israeli social movement. Mr. Dovrat served as the Chairman of the Israel Democracy Institute from
2009 to 2012, and as the Chairman of the National Taskforce for the Advancement of
Education in Israel from 2003 to 2005.
Mr. Dovrat was selected to serve on our Board because of his experience both investing in and managing companies in the technology industry.

Age: 65
Board Member Since: 2022 Title: Co-Founder and General Partner, Viola Ventures

13 à Unity Software à 2025 Proxy Statement

PROPOSAL ONE

Egon Durban

Mr. Durban joined Silver Lake, a global technology investment firm, in 1999 as a founding principal and has served as the firm’s Co-Chief Executive Officer and
Managing Partner since December 2019. He also serves on the board of directors of
Dell Technologies Inc., a leader in the global technology industry focused on providing broad and innovative technology solutions for the data and artificial intelligence era, TKO Group Holdings, Inc., a premium sports and sports entertainment company, and several privately-held companies. Mr. Durban has also served as a director at Endeavor Group Holdings, Inc., an entertainment, sports and media platform, since 2012 and remains a director following it ceasing to be a public company in 2025. Mr. Durban has also served as a director of Motorola Solutions,
Inc., a multinational telecommunications company, from 2015 to 2024, Pivotal
Software, Inc., a software and services company, from 2016 until its acquisition in
2019, Qualtrics International Inc., a customer experience management company since 2021 and remains a director following it ceasing to be a public company in
2023, SecureWorks Corp., an information security services company, from 2015 to
2020, Twitter, Inc., a social networking service, from 2020 to 2022, and VMware, Inc., a software company, from 2016 to 2023. Mr. Durban holds a B.S.B.A in Finance from
Georgetown University.
Mr. Durban was selected to serve on our Board because of his significant knowledge of the technology industry and experience as a director of publicly and privately-held technology companies.

Age: 51
Board Member Since: 2017 Title: Co-Chief Executive Officer and Managing Partner of Silver Lake

14 à Unity Software à 2025 Proxy Statement

PROPOSAL ONE

Barry Schuler

In 2006, Mr. Schuler co-founded the DFJ Growth Fund, where he currently serves as
Managing Director and Partner. From 1995 to 2002, Mr. Schuler held various roles at
America Online Inc., a web portal and online service provider, including Chairman and Chief Executive Officer. Mr. Schuler serves on the board of a number of privately-held companies. Mr. Schuler holds a B.A. in psychology from Rutgers
University.
Mr. Schuler was selected to serve on our Board due to his knowledge of the technology and entertainment industries, his experience as a chief executive officer and his experience serving on the boards of directors of fast-growing technology companies.

Age: 71
Board Member Since: 2016 Title: Managing Director and Partner of DFJ Growth Fund

The Board of Directors recommends a vote in favor of each named nominee.

15 à Unity Software à 2025 Proxy Statement

PROPOSAL ONE
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING
The following is a brief biography of each Class III director whose term will continue after the Annual Meeting.

Matthew Bromberg

Mr. Bromberg has served as our President and Chief Executive Officer, and member of our Board, since May 2024. Mr. Bromberg previously served as a Senior Advisor to
Blackstone, a global alternative asset manager, from March 2022 until May 2024. He also serves on the board of directors of Bumble Inc., a public technology company where he has been on the board since July 2020. From 2018 to 2021, he served on the board of directors of Fitbit, Inc. where he was a member of both the compensation and nominating and governance committees. Between August 2016 to
November 2021, Mr. Bromberg served as Chief Operating Officer at Zynga Inc., a mobile social game developer. Prior to Zynga, he held various leadership roles at
Electronic Arts Inc., a video game company, including Senior Vice President of
Strategy and Operations of the company’s mobile division and Group General
Manager for all BioWare studios worldwide. Earlier in his career, he served as the
President and Chief Executive Officer of Major League Gaming, a professional esports organization. Mr. Bromberg holds a B.A. in English from Cornell University and a J.D. from Harvard Law School.
Mr. Bromberg was selected to serve on our Board because of the perspective and experience he brings as our President and Chief Executive Officer, as well as his experience in the gaming and entertainment industries.

Age: 58
Board Member Since: 2024 Title: Unity President and Chief Executive Officer

16 à Unity Software à 2025 Proxy Statement

PROPOSAL ONE

Tomer Bar-Zeev

Mr. Bar-Zeev co-founded and served as the Chief Executive Officer of ironSource
Ltd. (“ironSource”) from its founding in 2010 through its merger with us in November
2022. He also served on ironSource’s board from July 2011, and as Chairman of
ironSource from June 2021. Mr. Bar-Zeev continued as CEO of ironSource through the closing of the merger and served as our President, Grow Solutions from March
2023 until January 2024. Currently Mr. Bar-Zeev is the Co-Founder and Chairman at
ZyG, an e-commerce platform. Mr. Bar-Zeev previously served on the board of directors of Partner Communications, a public company listed on Nasdaq and Tel
Aviv Stock Exchange from November 2017 to November 2019. Prior to founding
ironSource, Mr. Bar-Zeev served as a Vice President at Payoneer. Mr. Bar-Zeev currently serves on the boards of the Israel Advanced Technology Industries, which is an organization that connects Israel’s tech and life sciences industries, and HaGal
Sheli, a non-profit organization that serves at-risk youth. Mr. Bar-Zeev has been named one of the 100 Most Intriguing Entrepreneurs by Goldman Sachs. Mr. Bar-
Zeev holds a B.S. in Computer Science from IDC Herzliya.
Mr. Bar-Zeev was selected to serve on our Board because of his experience working in the software and technology industries and his deep knowledge and understanding of our company.

Age: 49
Board Member Since: 2022 Title: Former Unity President, Grow Solutions and ironSource Founder

Keisha Smith

Since January 2025, Ms. Smith has served as the Executive Vice President and
Chief People & Culture Officer of Four Seasons Hotels and Resorts, a hospitality company. From August 2018 until June 2024, she served as the Chief People Officer of Tory Burch, an American fashion label. From January 2013 until August 2018, she served as Chief Human Resources Officer of News Corporation, a mass media and publishing company. From July 2001 to December 2012, she served in various roles, including as Global Co-Head of Talent Management, at Morgan Stanley, a
multinational investment bank and financial services company. Ms. Smith holds a
B.A. in International Relations from the University of Virginia.
Ms. Smith was selected to serve on our Board because of her leadership experience and expertise in talent development strategy and operations.

Age: 48
Board Member Since: 2021 Title: Executive Vice President and Chief People & Culture Officer of Four Seasons

17 à Unity Software à 2025 Proxy Statement

PROPOSAL ONE

Mary Schmidt Campbell, Ph.D.

Dr. Campbell served as President of Spelman College, a liberal arts college and historically Black college for women, from 2015 to June 2022. From October 1991 to
May 2014, she served as Dean of the Tisch School of the Arts. As Dean and
Associate Provost for the Arts, she worked with a multi-school team to establish the
NYU Game Center, an all-university center for the study and creation of games which was recently ranked as the #1 Game Design Center at a university. From October
2009 to October 2016, Dr. Campbell served as Vice-Chair of the President’s
Committee on the Arts and Humanities, a bi-partisan group of citizens appointed by the President of the United States to advise the Office of the White House on issues regarding arts and the humanities. Prior to her service at NYU, from 1987-1991, she was New York City’s Cultural Affairs Commissioner, under Mayor Edward I. Koch and
Mayor David Dinkins. From 1977 to 1987, she served as the director of the Studio
Museum in Harlem, developing the first accredited Black fine arts museum in the
United States. She also serves on the boards of Juilliard, the New York Shakespeare
Festival, Doris Duke Foundation, Getty Trust, the advisory board of the University of
Virginia’s Karsh Institute of Democracy and on the UBS Americas Advisory Council.
Dr. Campbell holds a B.A. degree in English literature from Swarthmore College and an M.A. in art history and Ph.D. in humanities from Syracuse University.
Dr. Campbell was selected to serve on our Board because of her expertise in the arts, entertainment and education industries and her leadership experience.

Age: 77
Board Member Since: 2020 Title: President Emerita of Spelman College

18 à Unity Software à 2025 Proxy Statement

PROPOSAL ONE

James M. Whitehurst

Mr. Whitehurst has served as a member of our Board since October 2023. Since May
2024 he has served as our Executive Chair of the Board and a Senior Advisor to the
Company, and prior to that he served as our Interim President and Chief Executive
Officer beginning in October 2023. He serves as a Managing Director at Silver Lake, a technology investment firm, a role he has held since May 2024 and where he was previously a Senior Advisor beginning in March 2021. Prior to Silver Lake, Mr.
Whitehurst served as a Senior Advisor at International Business Machines
Corporation (“IBM”), a global technology company, from July 2021 to May 2022, after serving as President from April 2020 to July 2021 and as Senior Vice President from
July 2019 to April 2020. From January 2008 to April 2020, he served as Chief
Executive Officer of Red Hat, Inc., an open source software company, including through Red Hat’s acquisition by IBM in July 2019. Prior to joining Red Hat, Mr.
Whitehurst held various leadership positions at Delta Air Lines, Inc., a global airline operator, from January 2002 to August 2007, and Boston Consulting Group, a
management consulting firm, from September 1989 to December 2001. Mr.
Whitehurst has served on the Boards of Directors of United Airlines Holdings, Inc., a
publicly traded global airline operator, since March 2016, Amplitude, Inc., a publicly traded digital analytics company, since September 2021, Tanium Inc., a privately-held cybersecurity and systems management company, since January 2022, and
Software AG, a software company traded on a foreign stock exchange, since January
2023. Mr. Whitehurst previously served on the Boards of Directors of multiple publicly traded companies, including Red Hat, from January 2008 to July 2019, SecureWorks
Corp., a cybersecurity company, from April 2016 to April 2019, and DigitalGlobe, Inc., a builder and operator of satellites for digital imaging, from August 2009 to May 2016.
Mr. Whitehurst received a B.A. in Computer Science and Economics from Rice
University and an M.B.A. from Harvard Business School.
Mr. Whitehurst was selected to serve on our Board because of the perspective and experience he brings from serving previously as our Interim
President and Chief Executive Officer, as well as his experience in the technology industry and his experience as an executive and board member at publicly traded companies.

Age: 57
Board Member Since: 2023 Title: Unity Senior Advisor & Executive Chair of the Board

19 à Unity Software à 2025 Proxy Statement

PROPOSAL ONE
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING
The following is a brief biography of each Class I director whose term will continue after the Annual Meeting, except for Mr.
Kostman and Ms. Lee, each of whom has notified the Company of their resignation from the Board, effective June 9, 2025.

Roelof Botha

Since January 2003, Mr. Botha has served in various positions including as a Senior
Steward, at Sequoia Capital, a venture capital firm, since 2007. From March 2000 to
June 2003, Mr. Botha served in various positions at PayPal, Inc., a public online payments company, including as Chief Financial Officer. Mr. Botha currently serves on the boards of directors of Block, Inc., a provider of payment processing and financial and marketing services, MongoDB, Inc., a cross-platform database program, Natera, Inc., a genetic testing company, as well as a number of privately-
held companies. He previously served on the boards of 23andMe Holding Co., a personal genetics company, Bird Global, Inc., an electric vehicle ridesharing company, and Eventbrite, Inc., a global platform for live experiences. Mr. Botha holds a B.S. in actuarial science, economics and statistics from the University of Cape
Town and an M.B.A. from the Stanford University Graduate School of Business.
Mr. Botha was selected to serve on our Board due to his knowledge of the technology industry and experience serving on the boards of directors of public companies.

Age: 51
Board Member Since: 2009 Title: Senior Steward, Sequoia Capital

David Helgason

Mr. Helgason co-founded our company in 2004. He served as a member of our
Board from July 2007 to June 2014 and was reappointed as a director in May 2015.
From August 2004 to October 2014, Mr. Helgason served as our President and Chief
Executive Officer. Mr. Helgason is a founding General Partner of Transition Global, a venture capital firm focused on solving the world’s climate crisis, where he has served since October 2021. From July 2016 to March 2021, Mr. Helgason served as a Partner at Nordic Makers General Partners ApS, an early-stage venture capital firm. Mr. Helgason serves on the board of several privately-held companies. Mr.
Helgason studied physics, Arabic, and psychology at the University of Copenhagen from 1997 to 2001.
Mr. Helgason was selected to serve on our Board because of his significant knowledge of our company and his experience in the gaming and entertainment industries.

Age: 47
Board Member Since: 2007 Title: Founding General Partner, Transition Global

20 à Unity Software à 2025 Proxy Statement

PROPOSAL ONE

David Kostman

Mr. Kostman previously served on the board of ironSource from October 2014 until its merger with us. He is Chairman of the Board of Nice Ltd., a publicly traded software company, and a member of the board of Outbrain Inc. a public web recommendation platform operating under the name “Teads”, where he has served as the Chief Executive Officer since February 2024 and previously served as Co-
Chief Executive Officer since October 2017. He also is a member of the board of directors of a private company and is Chairman of AFNatal, a non-profit organization.
Previously, he served as a member of the board of directors of publicly traded Retalix
Ltd., which was acquired by NCR. Mr. Kostman was previously a Managing Director of Lehman Brothers, Chief Operating Officer and Chief Executive Officer of Delta
Galil USA, a subsidiary of the publicly traded Delta Galil Industries Ltd., and
President of the International Division and Chief Operating Officer of publicly traded
VerticalNet Inc. Mr. Kostman began his career working in the Investment Banking
Division of Lehman Brothers and also NM Rothschild & Sons focusing on the technology and internet sectors. Mr. Kostman holds a B.A. in Law from Tel Aviv
University and an M.B.A. in Business Administration from INSEAD.
Mr. Kostman was selected to serve on our Board because of his deep experience in the technology industry and his experience as an executive at a publicly traded company.

Age: 60
Board Member Since: 2022 Title: Chief Executive Officer, Outbrain Inc. (“Teads”)

Michelle K. Lee

Ms. Lee is CEO and founder of Obsidian Strategies, Inc., which advises companies on identifying and implementing their digital transformation opportunities using artificial intelligence. From September 2019 until December
2021, Ms. Lee was the Vice President of the Machine Learning Solutions Lab at
Amazon Web Services, a subsidiary of Amazon.com, an e-commerce company.
Prior to that, from January 2018 to September 2019, Ms. Lee served on the board of directors for Alarm.com, a provider of cloud-based services for home automation and monitoring services. From September 2017 to June 2018, Ms.
Lee held the appointment of the Herman Phleger Visiting Professor of Law at
Stanford University. From November 2012 until June 2017, Ms. Lee served in various roles at the United States Patent and Trademark Office (“USPTO”),
including as the Under Secretary of Commerce for Intellectual Property and
Director of the USPTO. From 2003 until 2012, Ms. Lee held various roles at
Google, Inc, an internet company, including as Deputy General Counsel. Earlier in her career, Ms. Lee was a partner at Fenwick & West, LLP, a law firm. Ms. Lee holds a S.B. in electrical engineering and a S.M. in electrical engineering and computer science from the Massachusetts Institute of Technology (“MIT”), and a
J.D. from the Stanford University School of Law. Ms. Lee is also a member of
MIT’s board of trustees.
Ms. Lee was selected to serve on our Board because of her deep experience in law, government and technology.

Age: 59
Board Member Since: 2022 Title: CEO of Obsidian Strategies, Inc. and Former Under Secretary of Commerce for Intellectual Property and Director of the USPTO

21 à Unity Software à 2025 Proxy Statement

INFORMATION REGARDING THE
BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE
DIRECTOR NOMINATION ARRANGEMENTS
Mr. Bar-Zeev, Mr. Dovrat and Mr. Kostman were added to our Board pursuant to the agreement governing our acquisition of
ironSource Ltd. (“ironSource” and such acquisition, the “ironSource Merger”) in November 2022. The Agreement and Plan of
Merger, dated July 13, 2022, among Unity Software Inc., Ursa Aroma Merger Subsidiary Ltd. and ironSource (the “Merger
Agreement”) provided that in connection with the ironSource Merger, we would add three directors to our Board, including the
Chief Executive Officer of ironSource and two other then-current board members of ironSource, to be selected by ironSource with our prior consultation. Accordingly, we added Mr. Bar-Zeev, as Chief Executive Officer of ironSource, and Mr. Dovrat and
Mr. Kostman, selected by the board of directors of ironSource with our prior consultation, to our Board effective at the closing of the ironSource Merger on November 7, 2022. Following the consummation of the ironSource Merger, ironSource had no further rights to designate individuals to serve on our Board.
BOARD LEADERSHIP STRUCTURE
At this time, our Board is led by Mr. Whitehurst as Executive Chair, and Mr. Botha as Lead Independent Director. In May 2025,
Mr. Whitehurst will become a non-employee Director and will remain Chair of the Board and Mr. Botha will continue to serve as our Lead Independent Director.
Our Board maintains the flexibility to determine whether the roles of Chair and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight. At this time, the Board believes that Mr.
Whitehurst is best situated to serve as Chair of the Board because he possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which we believe will continue to benefit the Company during the year ahead. Our Board appointed Mr. Botha as the Lead Independent Director to help reinforce the independence of the Board in its oversight of the business and affairs of the company. The Lead Independent Director, in collaboration with the
Executive Chair is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular
Board meetings, preside over Board meetings, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, the Lead Independent Director is empowered to preside over and establish the agendas for meetings of the independent directors and act as liaison between the independent directors and management. As a result, we believe that the Lead Independent Director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that having a Lead Independent Director creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company.

22 à Unity Software à 2025 Proxy Statement

CORPORATE GOVERNANCE
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our
Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. For example, our Audit Committee reviews our annual enterprise risk assessment. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Audit Committee is responsible for overseeing our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. Additionally, our
Audit Committee meets on a quarterly basis with our Chief Security Officer about our cybersecurity risk management and strategy, including any significant investigations, and biannually with our Data Privacy Officer about our privacy program. Our
Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Nominating and Corporate
Governance Committee also monitors our environmental and social impact initiatives. Our Human Capital and Compensation
Committee (“HCCC”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
MEETINGS OF THE BOARD OF DIRECTORS
Our Board met 5 times during 2024. Each Board member attended 75% or more of the aggregate number of meetings of the
Board and of the committees on which they served, held during the portion of the last year for which they were a director or committee member.

23 à Unity Software à 2025 Proxy Statement

CORPORATE GOVERNANCE
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has three standing committees: an Audit Committee, a Human Capital and Compensation Committee and a
Nominating and Corporate Governance Committee. The table below provides membership and meeting information for the year ended December 31, 2024 for each of the standing Board committees. Messrs. Bromberg, Whitehurst, Bar-Zeev, Durban and
Helgason do not serve on any committees.

Director	Audit Committee	Human Capital and Compensation Committee	Nominating and Corporate Governance Committee
Roelof Botha (Lead Independent Director)(1)	▪
Mary Schmidt Campbell, Ph.D.			▪
Robynne Daly	▪
Shlomo Dovrat		▪
David Kostman			▪
Michelle Lee	▪
Barry Schuler		▪
Keisha Smith		▪
Total meetings in the year ended December 31, 2024	8	7	5

▪	Committee Member
▪	Committee Chair
1.As our independent Chair from October 2023 until May 2024, and subsequently as our Lead Independent Director, Mr. Botha was chosen to preside over executive sessions of the Company’s non-management directors as required under applicable NYSE listing standards.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us. Below is a description of each standing committee of the Board.

24 à Unity Software à 2025 Proxy Statement

CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with applicable NYSE listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the NYSE definition of independence. Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Human Capital and Compensation
Committee are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards.
Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Mr. Botha, Dr. Campbell, Ms. Daly, Mr. Dovrat, Mr. Helgason, Mr. Kostman, Ms. Lee, Mr. Schuler and Ms. Smith are
“independent” in accordance with NYSE listing standards applicable to boards of directors in general.

25 à Unity Software à 2025 Proxy Statement

CORPORATE GOVERNANCE
AUDIT COMMITTEE

Our Audit Committee is currently composed of three directors: Ms. Daly, Mr. Botha, and
Ms. Lee. The Chair of the Audit Committee is Ms. Daly.  As a result of Ms. Lee’s resignation from the Board, she will no longer serve as a member of the Audit Committee, effective as of June 9, 2025. The Board has appointed Mr. Schuler to serve a member of the Audit Committee, effective as of June 9, 2025.
The Board has adopted a written Audit Committee Charter that is available to stockholders on the Company’s website at investors.unity.com.
The primary purpose of our Audit Committee is to discharge the responsibilities of our
Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the Audit Committee include:
•Helping the Board oversee the Company’s corporate accounting and financial reporting processes;
•Managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements and the effectiveness of its internal control over financial reporting;
•Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the Company’s interim and year end operating results;
•Developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•Reviewing related party transactions;
•Approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm;
•Assessing and managing risks pertaining to the financial, accounting, tax, and data privacy and cybersecurity matters of the Company; and
•Preparing the Audit Committee report that the SEC requires in the Company’s annual proxy statement.

Members kMs. Daly (Chair) kMr. Botha kMs. Lee
Mr. Botha

Number of Meetings 8

Our Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee, and Mr. Schuler, are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual and Rule 10A-3(b)(1) of the Exchange Act). Our Board has
determined that Ms. Daly and Mr. Botha are each an “audit committee financial expert” within the meaning of SEC regulations.
Each member of the Audit Committee, and Mr. Schuler, can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board examined the scope of experience and the nature of the employment of each Audit Committee member and Mr. Schuler.

26 à Unity Software à 2025 Proxy Statement

CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
Our Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with management of the Company. Our Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”)
and the SEC. Our Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’
communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the
Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Respectfully submitted by the members of the Audit Committee of the Board on February 18, 2025.
•Robynne Daly (Chair)
•Roelof Botha
•Michelle Lee
1.The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Unity
Software Inc. under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

27 à Unity Software à 2025 Proxy Statement

CORPORATE GOVERNANCE
HUMAN CAPITAL AND COMPENSATION COMMITTEE

Our Human Capital and Compensation Committee is composed of three individuals: Mr.
Schuler, Mr. Dovrat, and Ms. Smith. The Chair of the Human Capital and Compensation
Committee is Mr. Schuler. Our Board has determined that each member of our Human
Capital and Compensation Committee is independent under the listing standards of the
NYSE. Our Board has adopted a written Human Capital and Compensation Committee
Charter that is available to stockholders on our website at investors.unity.com.
The primary purpose of our Human Capital and Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans, and programs, and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our HCCC include:
•Reviewing and approving or recommending to the Board the compensation of the
Chief Executive Officer and other executive officers;
•Reviewing and recommending to the Board the compensation of the directors;
•Administering the Company’s equity incentive plans and other benefit programs;
•Reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for the executive officers and other senior management;
•Reviewing and establishing general policies relating to compensation and benefits of employees, including the Company’s overall compensation philosophy; and
•Providing oversight of other human capital management activities at the Company, including matters relating to headcount, demographics, employee engagement, and talent management and acquisition.

Members kMr. Schuler (Chair) kMr. Dovrat kMs. Smith

Number of Meetings 7

HUMAN CAPITAL AND COMPENSATION PROCESSES AND PROCEDURES
Typically, our Human Capital and Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Human Capital and Compensation Committee, in consultation with our Chief Executive Officer, Chief People Officer, and our legal department. Our Human Capital and Compensation
Committee meets regularly in executive session. From time to time, the Human Capital and Compensation Committee may invite to its meetings any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Human Capital and Compensation Committee regarding his compensation or performance. The Human
Capital and Compensation Committee has direct responsibility for the compensation and oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Human Capital and Compensation
Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Pursuant to its charter, the Human Capital and Compensation Committee has the authority to obtain, at the expense of the
Company, advice and assistance from compensation consultants and internal and external legal or other advisors and other external resources that the Human Capital and Compensation Committee considers necessary or appropriate in the

28 à Unity Software à 2025 Proxy Statement

CORPORATE GOVERNANCE
performance of its duties. When considering matters that bear upon the adviser’s independence, the Human Capital and
Compensation Committee will consider factors prescribed by the SEC and NYSE; however, there is no requirement that any adviser be independent.
During the past year, after taking into consideration those factors prescribed by the SEC and NYSE, our Human Capital and
Compensation Committee determined that the work of Semler Brossy and the individual compensation advisors employed by
Semler Brossy does not create any conflict of interest, and reengaged Semler Brossy as the compensation consultant to assist in reviewing and updating our compensation peer group to inform decisions, advise on our executive compensation program and pay levels, conduct a review of our equity usage, and advise on other executive compensation-related developments and trends.
Our Human Capital and Compensation Committee typically makes most of the significant adjustments to annual compensation, and determines base salary, bonus and equity awards at one or more meetings held during the first or second quarter of the year. In 2024, our annual compensation review cycle was delayed due to significant changes in our leadership including the transition of our Chief Executive Officer. Our Human Capital and Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Our Human Capital and Compensation Committee approves or recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant Company performance goals and objectives. Our Human Capital and Compensation Committee reviews various materials when making decisions involving executives and directors. These materials include financial reports, operational data, tax and accounting information, and tally sheets outlining potential executive compensation in different scenarios. Additionally, they consider executive and director stock ownership, our stock performance, historical executive compensation levels, current company-wide compensation levels, and recommendations from our compensation consultant. Our independent consultant also provides analyses of compensation levels and practices at other companies.
HUMAN CAPITAL AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION
None of the members of the Human Capital and Compensation Committee is currently or has been at any time an officer or employee of the Company. None of the Company’s executive officers currently serves, or has served during the last year, as a member of the Board or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Human Capital and Compensation Committee.

29 à Unity Software à 2025 Proxy Statement

CORPORATE GOVERNANCE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee is composed of two directors: Dr.
Campbell and Mr. Kostman. The Chair of the Nominating and Corporate Governance
Committee is Dr. Campbell. As a result of Mr. Kostman’s resignation from the Board, he will no longer serve as a member of our Nominating and Corporate Governance
Committee, effective as of June 9, 2025. The Board has appointed Ms. Smith to serve as a member of the Nominating and Corporate Governance Committee, effective as of June
9, 2025. Effective as of the date of our Annual Meeting, Ms. Smith will be appointed as the
Chair of the committee, and Dr. Campbell will remain on the committee in a non-Chair capacity. Our Board has determined that each member of the Nominating and Corporate
Governance Committee, and Ms. Smith, is independent under the listing standards of the
NYSE. Our Board has adopted a written Nominating and Corporate Governance
Committee Charter that is available to stockholders on the Company’s website at
investors.unity.com.
Specific responsibilities of the Nominating and Corporate Governance Committee include:
•Identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the
Board;
•Considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
•Developing and making recommendations to our Board regarding corporate governance guidelines and matters;
•Overseeing periodic evaluations of the Board’s performance, including committees of the Board; and
•Overseeing company practices related to our climate impact and corporate governance.

Members kDr. Campbell (Chair) kMr. Kostman

Number of Meetings 5

Our Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, the Nominating and Corporate Governance Committee considers the current size and composition, organization, and governance of the Board and the needs of the Board and the respective committees of the
Board, as well as a candidate’s potential conflicts of interest or other commitments. Some of the qualifications that the
Nominating and Corporate Governance Committee considers include, without limitation, business experience, diversity of viewpoints, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. Nominees must be of high character and integrity. Members of the
Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. The Nominating and
Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the
Company’s and its stockholders’ best interests.
The Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers applicable laws and regulations, such as NYSE listing rules with respect to independence. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the Board the director nominees for selection.

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CORPORATE GOVERNANCE
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders so long as such recommendations comply with the amended and restated certificate of incorporation, amended and restated bylaws
(including the notification, timeliness, consent, and information requirements set forth therein), and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.
Interested parties wishing to communicate with non-management members of our Board may do so by writing and mailing the correspondence to Corporate Secretary, Unity Software Inc., 116 New Montgomery Street, San Francisco, CA 94105. Each
communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our legal department, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our
Board, or if none are specified, to the Chair of our Board. Communications are distributed to our Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication. The purpose of this screening is to allow our Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors. Every effort has been made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.
CODE OF ETHICS
We have adopted the Unity Software Inc. Global Code of Conduct and Ethics that applies to all officers, directors and employees. The Global Code of Conduct and Ethics is available on our website at investors.unity.com. If we make any substantive amendments to the Global Code of Conduct and Ethics or grant any waiver from a provision of it to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
CORPORATE GOVERNANCE GUIDELINES
Our Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive
Officer performance evaluation and succession planning, and board committees and compensation. Our Corporate Governance
Guidelines, as well as the charters for each committee of the Board, may be viewed at investors.unity.com.

31 à Unity Software à 2025 Proxy Statement

PROPOSAL 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited our financial statements since the year ended December 31, 2018. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our
Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests for us and our stockholders.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the years ended December 31, 2023 and December 31,
2024, by Ernst & Young, the Company’s principal accountant.

	Year Ended (in thousands)
	2023 ($)	2024 ($)
Audit Fees(1)	7,245	7,654
Audit-Related Fees(2)	45	—
Total Fees	7,290	7,654
1.Consists of fees in connection with the audit of our annual consolidated financial statements and audit of internal control over financial reporting, reviews of our quarterly consolidated financial statements, and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those years.
2.Consists of fees in connection with assurance services related to a contribution in-kind report for a Unity subsidiary.
All fees described above were pre-approved by the Audit Committee.

32 à Unity Software à 2025 Proxy Statement

PROPOSAL TWO
PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and non-prohibited other non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services is delegated to Chairperson of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Our Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accounting firm’s independence.
The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst &
Young.

The Board of Directors recommends a vote in favor of Proposal 2.

33 à Unity Software à 2025 Proxy Statement

PROPOSAL 3
ADVISORY VOTE ON
EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the
Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’
interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead Unity successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Human Capital and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote on the matter. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will be at the 2026 annual meeting of stockholders.

The Board of Directors recommends a vote in favor of Proposal 3.

34 à Unity Software à 2025 Proxy Statement

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our current executive officers as of April 1, 2025. Messrs.
Bromberg and Whitehurst also serve on our Board.

Name	Age	Position
Matthew Bromberg	58	President and Chief Executive Officer
James M. Whitehurst	57	Senior Advisor and Executive Chair of the Board
Jarrod Yahes	49	Senior Vice President, Chief Financial Officer
Alexander Blum	62	Senior Vice President, Chief Operating Officer
Anirma Gupta	55	Senior Vice President, Chief Legal Officer and Corporate Secretary

Matthew Bromberg	à	Biographical information for Mr. Bromberg is included above with the director biographies under the caption “Class III Directors Continuing in Office Until the 2026 Annual Meeting.”

Title: President and Chief Executive Officer

35 à Unity Software à 2025 Proxy Statement

EXECUTIVE OFFICERS

James M. Whitehurst	à	Biographical information for Mr. Whitehurst is included above with the director biographies under the caption “Class III Directors Continuing in Office Until the 2026 Annual Meeting.”

Title: Senior Advisor and Executive Chair of the Board

Jarrod Yahes	à
Mr. Yahes has served as our Senior Vice President, Chief Financial Officer since
January 2025. From December 2019 until December 2024, Mr. Yahes served as the
Chief Financial Officer of Shutterstock, a global creative platform. Prior to joining
Shutterstock, Mr. Yahes served as Chief Financial Officer at Zeta Global, a marketing technology company, from October 2016 to November 2019, Chief Financial Officer at
Jackson Hewitt Tax Service, Inc., a provider of tax preparation services, from April 2015 to October 2016, and served in multiple capacities at ExlService Holdings, a business process solutions company, from February 2005 to April 2015, advancing to Senior Vice
President, Controller. Mr. Yahes earned a B.S. in applied economics from Cornell
University and an M.B.A. from the University of California at Berkeley.

Title: Senior Vice President, Chief Financial Officer

Alexander Blum	à
Mr. Blum has served as our Senior Vice President, Chief Operating Officer since
November 2024 and prior to that, as our Senior Vice President, Corporate Development since July 2024. Prior to joining Unity, Mr. Blum was an investor and advisor to a variety of privately held technology companies across numerous high growth sectors. Most recently, from January 2015 until April 2021, he served as the Executive Chairman of
Tru Optik, a connected television advertising data management platform, prior to its acquisition by TransUnion. Prior to that, Mr. Blum held several roles at AOL, a web portal and online service provider including as the Vice President of Product for AOL’s
Audience Business. Mr. Blum holds a B.S. degree in Mechanical Engineering from the
University of Colorado, Boulder and an M.B.A. from Seattle University.

Title: Senior Vice President, Chief Operating Officer

36 à Unity Software à 2025 Proxy Statement

EXECUTIVE OFFICERS

Anirma Gupta	à
Ms. Gupta has served as our Senior Vice President, Chief Legal Officer, and Corporate
Secretary since May 2023, and previously served as our Senior Vice President,
General Counsel and Corporate Secretary from November 2022. From November 2020 until November 2022, Ms. Gupta served as the Chief Legal Officer of Carbon, a digital manufacturing company. From January 2016 to March 2020, she served as the General
Counsel of Tanium, a cybersecurity and systems management company. From
November 2004 to January 2016 she served in various roles, including Vice President and Deputy General Counsel of Intuit, a public software company. Ms. Gupta holds a
B.S. in electrical engineering from the University of Maryland and a J.D. from
Georgetown University Law Center.

Title: Senior Vice President, Chief Legal Officer and Corporate Secretary
Each executive officer serves at the discretion of our Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

37 à Unity Software à 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 1, 2025 by: (i) each of our directors; (ii) each of the Named Executive Officers; (iii) all of our current executive officers and directors as a group; and
(iv) all those known by us to be beneficial owners of more than five percent of our common stock. The percentages set forth below are based on 414,425,802 of our common stock outstanding as of March 1, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of March 1, 2025 or issuable pursuant to restricted stock units (“RSUs”) that vest within 60 days of March 1, 2025.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
5% Stockholders
Entities affiliated with Silver Lake(1)(2)	34,735,404	8.4
Entities affiliated with Sequoia Capital(1)(3)	32,365,162	7.8
The Vanguard Group(4)	26,128,207	6.3
Blackrock, Inc.(5)	21,520,608	5.2
Directors and Named Executive Officers
Matthew Bromberg	—	*
James M. Whitehurst	106,055	*
Jarrod Yahes	—	*
Mark Barrysmith(6)	168,712	*
Luis Visoso(7)	1,598,345	*
Alexander Blum(8)	6,378	*
Anirma Gupta(9)	352,774	*
Felix Thé(10)	157,686	*
Tomer Bar-Zeev(11)	5,122,092	1.2
Marc Whitten(12)	1,094,287	*
Roelof Botha(13)	577,438	*
Mary Schmidt Campbell, Ph.D.(14)	27,611	*
Robynne Daly(15)	29,753	*
Shlomo Dovrat(16)	305,656	*
Egon Durban(17)	171,324	*
David Helgason(18)	7,750,646	1.9
David Kostman(19)	173,136	*
Michelle Lee(20)	8,985	*
Barry Schuler(21)	313,673	*

38 à Unity Software à 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Keisha Smith	16,055	*
All directors and current executive officers as a group (16 persons)(21)	14,961,576	*
*Represents beneficial ownership of less than 1%.
1.This table does not include 19,225,442 and 1,227,156 shares issuable to Silver Lake and Sequoia Capital, respectively, upon conversion of the 2027 Notes
(defined below). The 2027 Notes are convertible into cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, at an initial conversion rate (subject to customary adjustments) of 20.4526 shares of common stock per $1,000 principal amount of the 2027 Notes, which is equivalent to an initial conversion price of approximately $48.89 per share of our common stock. If converted, the 2027 Notes would be settled in a combination of cash and stock, whereby amounts due in excess of the principal amount of the 2027 Notes, if any, shall be settled by a delivery of shares of common stock. As of March 1, 2025, if the 2027 Notes had been converted there would be no shares of common stock deliverable to Silver Lake or Sequoia
Capital.
2.This information is as of June 5, 2024 and is based on a Form 4 filed with the SEC on June 7, 2024 by Silver Lake Technology Associates IV, L.P. (“SLTA IV”).
Consists of (i) 19,943,044 shares held by Silver Lake Partners IV, L.P. (“SLP IV”), (ii) 369,692 shares held by Silver Lake Technology Investors IV (Delaware
II), L.P. (“SLTI IV”), and (iii) 14,422,668 shares held by SLP Union Aggregator, L.P. (“SLP Union”). The general partner of SLP Union is SLP Union GP, L.L.C.
(“SLP Union GP”). SLTA IV is the general partner of each of SLP IV and SLTI IV and is the managing member of SLP Union GP. The general partner of SLTA IV is SLTA IV GP. The managing member of SLTA IV GP is SLG. As a result, SLP IV has shared voting and dispositive power over 19,943,044 of the shares, SLTI
IV has shared voting and dispositive power over 369,692 of the shares, SLP Union has shared voting and dispositive power over 14,422,668 of the shares, SLP
Union GP has shared voting and dispositive power over 14,422,668 of the shares, SLTA IV has shared voting and dispositive power over 34,735,404 of the shares, SLTA IV GP has shared voting and dispositive power over 34,735,404 of the shares and SLG has shared voting and dispositive power over 34,735,404 of the shares. The address of each of these entities is 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.
3.This information is based on a Form 4 filed with the SEC on May 16, 2024. Consists of: (i) 28,746,492 shares held by Sequoia Capital Fund, LP (“SCF”); and (ii)
3,618,670 shares held by Sequoia Capital Fund Parallel, LLC (“SCFP”). SC US (TTGP), Ltd. is (i) the general partner of Sequoia Capital Fund Management,
L.P., which is the general partner of Sequoia Capital Fund, LP (SCF) and the managing member Sequoia Capital Fund Parallel, LLC (SCFP). As a result, SC US
(TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by SCF and SCFP. Mr. Botha expressly disclaims beneficial ownership of the shares held by the Sequoia Capital entities. The address for each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California
94025.
4.This information is as of December 31, 2023 and is based on a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group, as an investment advisor, has shared voting power over 182,303 of the shares, sole dispositive power over 25,525,176 of the shares, and shared dispositive power over 603,031 of the shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
5.This information is as of September 30, 2024 and is based on a Schedule 13G/A filed with the SEC on November 12, 2024. Blackrock, Inc. has sole voting power over 1,428,7436 of the shares and sole dispositive power over 21,520,608 of the shares. The address for Blackrock, Inc. is 50 Hudson Yards, New York,
New York 10001.
6.Consists of (i) 86,258 shares held by Mr. Barrysmith and (ii) 82,454 shares subject to options that are exercisable within 60 days of March 1, 2025.
7.Based on Mr. Visoso's final Form 4, filed with the SEC on May 29, 2024.
8.Consists of (i) 2,243 shares held by Mr. Blum and (ii) 4,135 shares subject to options that are exercisable within 60 days of March 1, 2025.
9.Consists of (i) 129,424 shares held by Ms. Gupta and (ii) 223,350 shares subject to options that are exercisable within 60 days of March 1, 2025.
10.Consists of (i) 63,595 shares held by Mr. Thé and (ii) 94,091 shares subject to options that are exercisable within 60 days of March 1, 2025.
11.Consists of (i) 742,832 shares held by Mr. Bar-Zeev, (ii) 3,398,146 shares held by Agathy Holdings Ltd., of which Mr. Bar-Zeev and his spouse are directors and possess shared voting and dispositive power, and (iii) 981,114 shares subject to options that are exercisable within 60 days of March 1, 2025.
12.Based on Mr. Whitten's final Form 4, filed with the SEC on May 29, 2024.
13.Consists of (i) 33,733 shares held by Mr. Botha and (ii) 543,705 shares held by an estate planning vehicle for the benefit of Mr. Botha over which he exercises sole voting and dispositive power.
14.Consists of (i) 26,107 shares held by Dr. Campbell and (ii) 1,504 shares held by a trust for the benefit of Dr. Campbell over which she exercises sole voting and dispositive power.
15.Consists of 29,753 shares held by Ms. Daly subject to options that are exercisable within 60 days of March 1, 2025.
16.Consists of (i) 16,567 shares held by Mr. Dovrat and (ii) 289,089 shares held by Y.T.D. Dovrat Investments Ltd over which Mr. Dovrat exercises sole voting and dispositive power.
17.Consists of (i) 139,874 shares held by Mr. Durban, (ii) 4,818 shares held by a trust for the benefit of certain of Mr. Durban’s family members over which Mr.
Durban may be deemed to have shared beneficial ownership, and (iii) 26,632 shares held by Mr. Durban for the benefit of Silver Lake.
18.Consists of 7,750,646 shares held by Foobar Technologies ApS over which Mr. Helgason exercises sole voting and dispositive power.
19.Consists of (i) 121,944 shares held by Mr. Kostman and (ii) 51,192 shares subject to options that are exercisable within 60 days of March 1, 2025.
20.Consists of (i) 708 shares held by Ms. Lee, (ii) 708 shares held by a minor who shares Ms. Lee’s household, (iii) 7,215 shares held by a trust over which Ms. Lee possesses sole dispositive and voting power and (iv) 354 shares issuable pursuant to RSUs that will vest and settle within 60 days of March 1, 2025.

39 à Unity Software à 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
21.Consists of (i) 16,024 shares held by Mr. Schuler, (ii) 29,445 shares held by the Barry M Schuler TR UA 4/20/18 Barry M Schuler Revocable Trust of which Mr.
Schuler is trustee, and over which Mr. Schuler has sole voting and dispositive power and (iii) 268,204 shares held by The Meteor Group, LLC, of which Mr.
Schuler serves as a director and over which Mr. Schuler has sole voting and dispositive power.
22.Consists of (i) 13,671,678 shares beneficially owned by our current executive officers and directors, (ii) 354 shares issuable pursuant to RSUs that will vest and settle within 60 days of March 1, 2025 and (iii) 1,289,544 shares subject to options exercisable within 60 days of March 1, 2025.
DELINQUENT SECTION 16(A) REPORTS
Under Section 16(a) of the Exchange Act, each of our directors, officers and beneficial owners of 10% or more of our common stock (“Reporting Persons”), are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of such forms received and the written representations of the Reporting Persons, we have determined that no Reporting Persons known to us were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act, except for three delinquent forms, including (i) two Forms 4 for Mr. Barrysmith for equity grants received by him on February 5, 2024 and July 3,
2024 and such late filings included additional shares purchased in our employee stock purchase plan in transactions exempt under Section 16(b) of the Exchange Act and (ii) one Form 4 for Mr. Kostman filed on June 12, 2024, which was initially filed under the Company’s central index key (“CIK”) rather than his individual CIK. The late filings were due to purely administrative issues and no fault of either Reporting Person.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of
December 31, 2024.
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) ($)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)

Equity compensation plans approved by security holders(2)	44,521,001	20.31	34,621,846	(3)
Equity compensation plans not approved by security holders(4)(5)	8,766,432	23.52	857,707
Total(6)	53,287,433		35,479,553
1.The weighted-average exercise price excludes RSU awards, which have no exercise price.
2.Includes the following plans: our 2009 Stock Plan, 2019 Stock Plan, 2020 Equity Incentive Plan (the “2020 Plan”) and 2020 Employee Stock Purchase Plan (the
“2020 ESPP”).
3.Excludes 20,469,703 shares and 4,093,940 shares that were added to our 2020 Plan and 2020 ESPP, respectively, on January 1, 2025.  Our 2020 Plan provides that the total number of shares of common stock reserved for issuance under the 2020 Plan will automatically increase on January 1st of each year, commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31 of the preceding year, or a lesser number of shares determined by our Board prior to the date of such increase. Our 2020 ESPP provides that the total number of shares of common stock reserved for issuance under the 2020 ESPP will automatically increase on January 1st of each year, commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on December 31 of the immediately preceding calendar year, and (ii) 10,576,183 shares of common stock; or a lesser number of shares determined by the Board prior to the date of any such increase.
4.In connection with the ironSource Merger, (1) we assumed the ironSource Ltd. 2013 Share Incentive Plan (the “2013 ironSource Plan”) and the ironSource Ltd.
2021 Share Incentive Plan (the “2021 ironSource Plan” and together with the 2013 ironSource Plan, the “ironSource Plans”) and (2) we assumed certain options to purchase ironSource ordinary shares and restricted share units in respect of ironSource ordinary shares that were outstanding under the ironSource Plans

40 à Unity Software à 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
immediately prior to the ironSource Merger, and such awards were converted into options to purchase Unity common stock and restricted stock units in respect of shares of Unity common stock, respectively. The “Equity compensation plans not approved by security holders” row above shows aggregated share reserve information for the assumed awards.
In November 2022 we amended and restated the 2021 ironSource Plan and renamed it the Unity Software Inc. ironSource Share Incentive Plan (as so amended, the “2021 Share Incentive Plan”). The 2021 Share Incentive Plan provides for the issuance of up to (i) 1,361,808 shares of our common stock pursuant to options, restricted stock, RSUs, and other stock-based awards to certain employees and consultants, plus (ii) on January 1 of each calendar year beginning on January 1, 2023 and ending on January 1, 2030, a number of shares equal to the lesser of (a) 5,603,453 shares, which was 5% of the total number of ordinary shares of ironSource outstanding immediately prior to the ironSource Merger (as multiplied by the exchange ratio defined under the Merger
Agreement) and (b) an amount determined by the Board prior to the January 1 increase for the particular year, subject to certain adjustments. The 2021 Share
Incentive Plan has not been approved by Unity’s stockholders. In accordance with NYSE rules, eligible employees include those who (i) were not employed by or otherwise providing services to Unity or its affiliates (other than ironSource and its subsidiaries) at or prior to the time of the ironSource Merger and (ii) are employed by us or our affiliates; provided that service solely as a director or payment of director’s service fees will not cause a director to be considered an eligible employee.
We do not intend to grant future awards under the 2013 ironSource Plan; however, it remains in place to govern awards issued and outstanding thereunder.
Please see Part II, Item 8 titled “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the fiscal year ended December 31,
2024, including Note 12, “Stock-Based Compensation” of the Notes to Consolidated Financial Statements, for further information regarding our equity compensation plans and awards.
5.Excludes 5,603,453 shares that were added to our 2021 Share Incentive Plan as a result of automatic an annual increase on January 1, 2023, but which have not been registered with the SEC. Our Human Capital and Compensation Committee approved no increase for the 2021 Share Incentive Plan for 2024. Also excludes 5,603,452 shares that were added to our 2021 Share Incentive Plan as a result of automatic an annual increase on January 1, 2025.
6.The shares of common stock underlying any awards that are forfeited, cancelled, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under our (i) 2020 Plan, 2009 Stock Plan and 2019 Stock Plan or (ii) 2021 Share Incentive Plan or 2013
ironSource Plan will be added back to the shares of common stock available for issuance under our 2020 Plan and 2021 Share Incentive Plan, respectively.

41 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
Unity’s approach to executive compensation is grounded in our mission to attract, retain, and motivate a skilled and innovative executive team in a competitive talent market. As a leader in creating and growing games and interactive experiences, Unity operates in a highly dynamic and specialized market environment where exceptional talent is critical to executing our ambitious strategies. Our executive compensation program is designed to support this mission, ensuring we remain highly competitive within the broader technology sector as well as with high-growth companies and established peers.
Throughout 2024, Unity experienced significant leadership transitions and organizational changes, including the appointment of a new Chief Executive Officer, the departure of several senior executives, the elevation of internal leaders into critical roles—
sometimes on an interim basis—and the hiring of additional key employees to strengthen the leadership team. Amidst these changes, Unity continued to prioritize innovation, execution, and long-term value creation for our stockholders. As we transition into this new phase of leadership, the Human Capital and Compensation Committee (“HCCC”) of the Board is taking a more measured approach to balancing growth-oriented compensation strategies with judicious management of dilution and stock-
based compensation, ensuring equity is used effectively to align with stockholder interests. We are focused on reducing dilution from stock-based compensation.
The HCCC also remains committed to preserving Unity’s ability to compete in global talent markets while driving pay-for-
performance alignment, accountability, and sustainable stockholder value creation. Recognizing the competitive dynamics of the technology industry, our program provides a tailored mix of base salaries, short-term incentives, and equity-based compensation designed to support the unique contributions of each of our executives to Unity’s success and evolution.
Additionally, our executive compensation program for 2025 is introducing several key enhancements to reinforce long-term alignment with stockholder interests, the most significant of which is the implementation of performance stock units (“PSUs”) into our annual equity compensation framework for the first time. This shift reflects a milestone in the evolution and maturation of
Unity’s public company compensation strategy and underscores our commitment to reward executives when rigorous, measurable performance objectives are achieved.
This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our HCCC arrived at specific compensation decisions for the year ending December 31, 2024 and certain select post fiscal year-end compensation decisions for the individuals who served in the following capacities during 2024: (i) principal executive officer,
Messrs. Bromberg and Whitehurst, (ii) principal financial officer, Messrs. Barrysmith and Visoso, (iii) our three other most highly compensated executive officers as of December 31, 2024, Ms. Gupta and Messrs. Blum and Thé, and (iv) two additional former executive officers who each served as an executive officer during 2024 but was not serving as an executive officer at the end of
2024, Messrs. Bar-Zeev and Whitten, collectively our Named Executive Officers (or “NEOs”).

Name	Position(s)
Matthew Bromberg(1)	President and Chief Executive Officer

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EXECUTIVE COMPENSATION

James M. Whitehurst(1)	Senior Advisor and Executive Chair of the Board; Former Interim President and Chief Executive Officer
Mark Barrysmith(2)	Chief Accounting Officer and Former Interim Chief Financial Officer
Luis Visoso(2)	Former Executive Vice President and Chief Financial Officer
Alexander Blum(3)	Senior Vice President, Chief Operating Officer; Former Senior Vice President, Corporate Development
Anirma Gupta	Senior Vice President, Chief Legal Officer
Felix Thé(4)	Senior Vice President, Product and Technology, Grow
Tomer Bar-Zeev(5)	Former President, Grow Solutions
Marc Whitten(6)	Former Chief Product and Technology Officer, Create
1.Mr. Whitehurst served as our Interim President and Chief Executive Officer from October 2023 until May 2024, following which Mr. Bromberg was appointed as
President and Chief Executive Officer and Mr. Whitehurst became our Executive Chair of the Board and Senior Advisor. For more information on the arrangements we entered into with Mr. Whitehurst and Mr. Bromberg in connection with the CEO transition, please see the summaries below under the headings,
“Agreements with Our Named Executive Officers— Role Change Agreement with James M. Whitehurst” and “—Offer Letter with Matthew Bromberg.”
2.Mr. Visoso ceased serving as our Executive Vice President and Chief Financial Officer in August 2024, at which point Mr. Barrysmith, our Chief Accounting Officer, was appointed Interim Chief Financial Officer. For more information on the arrangement we entered into with Mr. Visoso in connection with his separation, please see the summary below under the heading, “Agreements with Our Named Executive Officers—Mutual Separation Agreement with Luis Visoso.” Effective as of
January 1, 2025, Jarrod Yahes was appointed to serve as our Senior Vice President, Chief Financial Officer.
3.Mr. Blum commenced employment with us as Senior Vice President, Corporate Development in July 2024 and was promoted to Senior Vice President, Chief
Operating Officer in November 2024. For more information on the arrangement we entered into with Mr. Blum when he commenced employment with us and in connection with his transition to Senior Vice President and Chief Operating Officer, please see the summary below under the heading, “Agreements with Our
Named Executive Officers— Role Change Agreement with Alexander Blum.”
4.Due to organizational restructuring, Mr. Thé ceased to be an executive officer in March 2025, although he continues in his role as Senior Vice President, Product and Technology, Grow.
5.Mr. Bar-Zeev ceased serving as our President, Grow Solutions in January 2024. For more information on the arrangement we entered into with Mr. Bar-Zeev in connection with his separation, please see the summary below under the heading, “Agreements with Our Named Executive Officers—Tomer-Bar-Zeev—Mutual
Separation Agreement.”
6.Mr. Whitten ceased to be an executive officer in May 2024 and subsequently terminated employment with us in July 2024. For more information on the arrangement we entered into with Mr. Whitten in connection with his separation, please see the summary below under the heading, “Agreements with Our Named
Executive Officers—Resignation and Transition Agreement with Marc Whitten.”

43 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION
EXECUTIVE SUMMARY
The important features of our executive compensation program include the following:

What We Do
Our executive bonuses are dependent on meeting corporate objectives.
•Our annual performance-based bonus opportunities for all of our Named Executive Officers are dependent upon achievement of annual corporate objectives established each year. For 2024, our bonus targets were based on revenue from our strategic portfolio and an Adjusted EBITDA “gate”
which required achievement of an Adjusted EBITDA target as a necessary condition for bonus payout regardless of revenue performance. For definitions of the annual bonus performance measures for 2024, please see “—2024 Executive Compensation Program—Performance and
Non-Plan Bonuses (at-risk cash)” below.

We emphasize long-term equity incentives.
•Equity awards are an integral part of our executive compensation program, and comprise the primary “at-risk” portion of our Named Executive Officer compensation packages.
•In 2024 we granted equity awards in the form of restricted stock units (“RSUs”) and stock options.
In the first quarter of 2025, we used performance stock units (“PSUs”) rather than stock options for the executive refresh awards to further enhance long-term performance and stockholder value creation.

We consider market data based on our peer group when determining compensation. •Our HCCC has retained an independent third-party consultant for guidance in making compensation decisions.

Our executive officers and directors are subject to stock ownership guidelines.
•Our executive officers and directors are subject to stock ownership guidelines, ensuring long-term alignment with our stockholders. The guidelines require executives and directors to hold Unity shares representing a meaningful multiple of salary or retainer, as applicable.

What We Don’t Do	We generally do not provide executive fringe benefits or perquisites to our executives.

We do not permit the hedging or pledging of Unity stock.
•Our insider trading policy, applicable to all of our directors, employees, contractors and those who share their households prohibits the hedging and pledging of our stock.

We do not provide guaranteed minimum performance bonuses.

44 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION
OBJECTIVES, PHILOSOPHY AND ELEMENTS OF EXECUTIVE COMPENSATION
Our compensation program aims to achieve the following main objectives:
•Attract, retain and reward highly qualified executives;
•Provide incentives that motivate and reward for achievement of our key performance goals that increase stockholder value over the long term;
•Align our executives’ interests with those of our stockholders; and
•Link pay to Unity’s performance.
Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses, and long-term equity incentive compensation. We also offer all of our executive officers the benefits available to all our employees, including comprehensive health, retirement, and time off benefits. We also offer mental health and family forming benefits to all U.S. employees. The following chart summarizes the three main elements of compensation for 2024, their objectives, and key features:

Element of Compensation	Proportion of 2024 Target Total Direct NEO Pay (Average)[1]	Objectives	Key Features

Base Salary (fixed cash)	6%	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually and determined based on a number of factors including individual performance, market data, scope and complexity of the role, and internal equity.

Performance Bonus (at-risk cash)	4%	Rewards for attaining key annual corporate performance goals and individual contributions that relate to our key business objectives.
Target bonus amounts are reviewed annually and
determined based upon positions that have similar
impact on the organization and competitive bonus
payouts in our market. Bonus opportunities are
dependent upon achievement of specific corporate
performance objectives, namely strategic revenue
and Adjusted EBITDA(2), consistent with our long-
term strategic plan. The HCCC reviews and
approves the selected performance objectives in the
beginning of the year, and actual bonus amounts
earned are determined after the end of the year
based on the achievement of such company
performance objectives.

Long-Term Incentive (at-risk equity)	90%
Rewards for long-term Company
performance; aligns executives’
interests with stockholder
interests and changes in
stockholder value.
Attracts and retains highly
qualified executives and
encourages their continued
employment over the long term.

Equity grants are reviewed and determined annually.
Equity is typically granted for new hires, annual
refreshes, promotions, or other special
circumstances, such as to encourage retention, or as
a reward for significant achievement.
Individual awards are determined based on a
number of factors, such as role, performance,
potential at the company, market data, unvested
equity holdings, and overall company performance.

45 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION
1.Approximate target averages, as discussed below. Excludes Messrs. Visoso, Bar-Zeev, and Whitten, each of whom terminated employment in 2024. Also excludes Messrs. Whitehurst and Bromberg given the CEO transition in 2024. The target average shown for performance bonus represents the average 2024 target bonus opportunity for each applicable NEO, and the target average shown for long-term incentives represents the average of the aggregate target long-
term incentive value of the equity awards granted to each applicable NEO in 2024, in each case, as a percentage of target total direct compensation. Excludes
Mr. Barrysmith’s PVU Award as a one-time grant related to his service as Interim Chief Financial Officer.
2.We define Adjusted EBITDA as net loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, restructurings and reorganizations, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses.
We focus on providing a competitive compensation package to our executive officers which provides significant short and long-
term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have any policies for allocating compensation among (i) salary, performance bonus awards and equity grants, (ii)
short-term and long-term compensation or (iii) among cash and non-cash compensation. Instead, the HCCC uses its judgment to establish a total compensation program for each executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, historically we have structured a significant portion of each
Named Executive Officer’s total target compensation so that it consists of performance-based bonus opportunities and long-
term equity awards, in order to align their incentives with the interests of our stockholders and our corporate goals.
HOW WE DETERMINE EXECUTIVE COMPENSATION
Role of our HCCC, Management and the Board
The HCCC is appointed by the Board and has responsibilities related to the compensation of the Company’s directors, officers, and employees and the development and administration of the Company’s compensation plans. For details on the HCCC’s oversight of the executive compensation program, see the section titled “Information Regarding Committees of the Board of
Directors —Human Capital and Compensation Committee”. The HCCC consists solely of independent members of the Board.
The HCCC reviews all compensation paid to our executive officers, including our Named Executive Officers. The Chief
Executive Officer evaluates and provides to the HCCC performance assessments and compensation recommendations. While the Chief Executive Officer discusses his recommendations for the other executive officers (excluding himself) with the HCCC, he does not participate in the deliberations concerning, or the determination of, his own compensation.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the HCCC to make presentations, provide financial or other background information or advice or otherwise participate in the HCCC meetings.
The HCCC meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (i.e., base salary, performance bonus and equity awards) for our executive officers on an annual basis. However, decisions may occur at other times for new hires, promotions or other special circumstances as our HCCC determines appropriate. The HCCC does not delegate authority to approve executive officer compensation. The HCCC does not maintain a formal policy regarding the timing of equity awards to our executive officers.
Instead, the HCCC has historically followed the practice of reviewing and approving executive officer compensation in the spring of each fiscal year.
Role of our Compensation Consultant
In carrying out its responsibilities, our HCCC retains and seeks the advice of a compensation consultant independent of management. In 2024, the HCCC retained Semler Brossy to advise on our executive compensation program and peer group used to inform executive pay decisions, review our equity usage, and report on other executive compensation-related developments and trends.

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EXECUTIVE COMPENSATION
Semler Brossy does not provide services to the Company, other than executive compensation advice and general advice on equity spend and usage to the HCCC. The HCCC has reviewed the independence of Semler Brossy and determined that this engagement does not raise any conflicts of interest.
Role of our Compensation Peer Group
The HCCC re-engaged Semler Brossy to assist in the review of the compensation peer group for purposes of evaluating executive officer compensation in 2024.
The peer group companies were selected using the following criteria:
•Publicly traded companies on major US exchanges with a focus on application software, entertainment, interactive media, internet services, and infrastructure and systems software;
•Companies within a reasonable range of our size, defined as one-third to three times our revenue and market capitalization;
•High-growth companies defined as having revenue growth greater than or equal to 15%; and
•Companies that share similar talent, operational, and/or business characteristics.
The HCCC reviewed and discussed the criteria above and made the following changes to our compensation peer group for
2024:
•Datadog and Snowflake were removed; and
•AppLovin, Procore, Samsara, Snap, and Take-Two Interactive were added.
The HCCC felt the below peer group provided a robust and stable set of market comparisons that were a business and financial fit for Unity. The following companies represent the peer group we used in assessing compensation competitiveness for 2024:

Alteryx (AYX)	Elastic N.V. (ESTC)	Snap (SNAP)
ANSYS (ANSS)	Electronic Arts (EA)	Splunk (SPLK)
AppLovin (APP)	MongoDB (MDB)	Take-Two (TTWO)
Atlassian (TEAM)	Okta (OKTA)	The Trade Desk (TTD)
Autodesk (ADSK)	Procore (PCOR)	Twilio (TWLO)
DocuSign (DOCU)	Roblox (RBLX)	UiPath (PATH)
Dropbox (DBX)	Samsara (IOT)
Market comparisons are determined by use of compensation data obtained from publicly available proxy statements and proprietary survey data from Radford using industry and revenue ranges that are comparable to Unity. While we do not establish compensation levels solely based on a review of competitive data, we believe market data is a meaningful input to our compensation policies and practices in order to attract and retain qualified executive officers. When making its compensation decisions, the HCCC also considers a number of other factors, including company performance, each executive’s impact and criticality to our strategy and mission, relative scope of responsibility and potential, individual performance and demonstrated leadership, and internal pay equity considerations.
FACTORS USED IN DETERMINING EXECUTIVE COMPENSATION

47 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION
Our HCCC sets the compensation of our executive officers at levels they determine to be competitive and appropriate, using their professional experience and judgment. Initial pay recommendations are informed by a methodical review of market and performance, including reference to executive benchmarks. The HCCC believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In addition, the HCCC may consider stockholder feedback, including the advisory votes on executive compensation. For example, in response to last year’s advisory vote on executive compensation, we deepened our focus on implementing alternatives to time-based vesting. As a result, we began designing a broader PSU program in 2024, which we implemented in the first quarter of 2025 in response to investor interest in performance-based awards that were more relevant in executive pay, discussed more fully below. In addition to investor feedback, the HCCC generally takes into consideration the factors listed below in making executive compensation decisions.
•Company performance and existing and anticipated business needs
•Each executive officer’s individual performance, scope of job function and the critical skill set of each to the Company’s future performance;
•The need to attract new talent to our executive team and retain existing talent in a highly competitive industry and in a highly specialized field;
•A range of market data reference points, as described above under “How We Determine Executive Compensation”; and
•The role of appropriate succession planning for key positions.

48 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION
2024 EXECUTIVE COMPENSATION PROGRAM
2024 was a transformative year for Unity as we drive to build a culture of execution and discipline, reestablish trust with our customers and the community, and accelerate the pace of product innovation and quality. This transformation was marked by significant leadership transitions and organizational changes, including the appointment of a new Chief Executive Officer, the transition of several senior executives, the elevation of internal leaders into critical roles—sometimes on an interim basis—and the hiring of new key employees to strengthen the leadership team.
Typically, the HCCC reviews executive compensation in the first quarter of the year. In 2024 our annual compensation cycle was postponed until the second quarter due to the appointment of our new President and Chief Executive Officer, Mr. Bromberg.
Our 2024 executive compensation program reflects the significant leadership transitions throughout the year, and was carefully structured to balance our immediate need for leadership stability with long-term retention and performance considerations. The
Board and the HCCC believe our 2024 executive compensation program appropriately supported our strategic goals during a pivotal year.
Base Salary (fixed cash)
Historically, our compensation framework emphasized a lower cash component balanced by long-term incentives. For example, in the past we have used lower salaries with a stronger emphasis on stock awards. However, in light of new leadership and evolving market conditions, we adjusted our strategy to position base salaries more competitively within our peer group. As part of these efforts, Messrs. Barrysmith and Thé and Ms. Gupta received salary increases effective July 2024. These salary increases were intended to bring greater alignment with external benchmarks for each role and to create greater consistency across a new executive team. This increased reliance on competitive salaries was designed to reduce our reliance on long-term incentives, and thereby enable a more judicious use of equity awards in alignment with our focus on improving dilution and limiting stock-based compensation expense.
In addition, Messrs. Barrysmith and Blum received increases to their base salaries in the second half of the year in connection with their respective role changes. Mr. Barrysmith became our Interim Chief Financial Officer and Mr. Blum was promoted to
Senior Vice President, Chief Operating Officer. In addition, Mr. Visoso received a substantial salary increase during the CEO transition, effective May 2024, as a result of his role in providing stability during the CEO transition. Meanwhile, Mr. Whitehurst transitioned to Senior Advisor and Executive Chair in May 2024 and therefore experienced a significant salary decrease. The table below sets forth the base salary for each of our NEOs at year end, or their termination date, if earlier.

Executive	2024 Base Salary ($)	Percentage Change in Base Salary from 2023 Base Salary (%)

Matthew Bromberg	850,000	—
James M. Whitehurst	100,000	(91.1)
Mark Barrysmith(1)	470,000	40.3
Luis Visoso	750,000	87.5
Alexander Blum(2)	525,000	—
Anirma Gupta	490,000	28.9
Felix Thé	425,000	18.1
Tomer Bar-Zeev(3)	830,865	—
Marc Whitten(3)	400,000	—
1.Effective April 1, 2025, Mr. Barrysmith's base salary was reduced to its previous level prior to his appointment as Interim Chief Financial Officer.
1 Revenue for the purposes of our 2024 cash incentive bonus program is revenue only from our strategic portfolio and excludes revenue from business lines that we discontinued as part of our portfolio reset in 2023. We also refer to this as “Strategic Revenue.”
2 We have defined Adjusted EBITDA as net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, restructurings and reorganizations, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses.

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2.Until his transition to Senior Vice President, Chief Operating Officer on November 1, 2024, Mr. Blum’s annual base salary as Senior Vice President,
Corporate Development was $450,000.
3.Messrs. Bar-Zeev and Whitten departed from their roles in January 2024 and July 2024, respectively, and therefore did not receive a base salary increase.
Performance and Non-Plan Bonuses (at-risk cash)
Cash Incentive Bonus Plan
Our Cash Incentive Bonus Plan, initially adopted in 2020 as part of our transition to becoming a public company, is designed to reward participants for achieving key financial objectives that drive company success and align with stockholder interests. In
2024, most of our executive officers were eligible to participate in the plan, except for Mr. Whitehurst, who served in an interim role, and Mr. Bar-Zeev, whose bonus eligibility was governed by his employment agreement, and who was not eligible to receive a 2024 annual bonus. Eligibility also extended to a select group of non-executive employees based on level and location. To receive a payment, participants must be employed on the date the bonus is paid.
Beginning in 2024, we adjusted the structure of the Cash Incentive Bonus Plan to focus 100% on Company performance, eliminating individual and business unit performance components. This shift simplified the performance framework and was designed to ensure the incentive compensation of our senior leaders was further aligned with the Company’s financial performance.
The HCCC selected revenue from our strategic portfolio, which we call “Strategic Revenue”1 and Adjusted EBITDA2 as the performance metrics for 2024.  Adjusted EBITDA served as a gating mechanism, meaning that failure to meet the Adjusted
EBITDA threshold would result in zero payout, regardless of revenue performance. Using Adjusted EBITDA as a gating threshold underscores our commitment to achieving profitable growth while driving top-line revenue expansion.
The Adjusted EBITDA gate for 2024 was set at $400 million, such that if the Company did not achieve at least $400 million in
Adjusted EBITDA, no bonuses would be paid under the Cash Incentive Bonus Plan regardless of Strategic Revenue results.
The Strategic Revenue attainment goals were set at the following levels: a threshold of $1,760 million, a target of $1,800 million, and a maximum of $1,880 million, with linear interpolation between points. Strategic Revenue below the $1,760 million threshold would result in zero payout. Below is the attainment matrix for determining executive bonuses under the Cash Incentive Bonus
Plan.

Revenue Attainment	Strategic Revenue		Bonus Attainment
	$ (in millions)	Y/Y Growth
104.4%	$1,880	+8.5%	150%
103.5%	$1,863	+7.5%	125%
102.2%	$1,840	+6.2%	116%
101.1%	$1,820	+5.0%	108%
100.0%	$1,800	+3.8%	100%
98.9%	$1,780	+2.7%	88%
97.8%	$1,760	+1.5%	75%
0% Attainment below $1,760			Adjusted EBITDA Gate = $400 million

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In 2024, Unity generated Adjusted EBITDA of $390 million, falling short of the $400 million Adjusted EBITDA gate. Strategic
Revenue fell short of the threshold at $1,723 million. As a result, there was no payout under the Cash Incentive Bonus Plan for any of our NEOs, as set forth below.

Executive	Target (% of salary)	Target ($)	Achievement	Actual Earned ($)

Matthew Bromberg(1)	100%	534,541	—%	—
James M. Whitehurst(2)	N/A	N/A	N/A	N/A
Mark Barrysmith(1)	60%	237,885	—%	—
Luis Visoso(3)	100%	634,290	N/A	N/A
Alexander Blum(1)	75%	172,592	—%	—
Anirma Gupta(1)	75%	326,475	—%	—
Felix Thé(1)	60%	235,607	—%	—
Tomer Bar-Zeev (4)	N/A	N/A	N/A	N/A
Marc Whitten(3)	100%	400,000	N/A	N/A
1.  Target cash amounts shown are pro rated for time served at the company for Messrs. Bromberg and Blum, and for salary increases throughout the year for
Messrs. Barrysmith, Blum, Thé and Ms. Gupta.
2. Mr. Whitehurst did not participate in the Cash Incentive Bonus Plan for 2024.
3.  Messrs. Visoso and Whitten departed from the Company in 2024, and therefore earned no bonus for 2024. However, pursuant to their respective separation agreements, Mr. Visoso received an amount equal to his pro rated 2024 target bonus ($340,137) and Mr. Whitten received an amount equal to his full 2024 target bonus ($400,000).  For additional detail, please see the sections below titled “Agreements with Our Named Executive Officers—Mutual Separation
Agreement with Mr. Visoso” and “—Resignation and Transition Agreement with Mr. Whitten.”
4.  Mr. Bar-Zeev did not participate in our Cash Incentive Bonus Plan. Pursuant to his separation agreement entered into in January 2024, he received as part of his severance an amount equal to his 2023 target bonus ($553,910, or eight months of his base salary). For additional detail regarding Mr. Bar-Zeev’s compensation, please see the heading below titled “Agreements with Our Named Executive Officers— Mutual Separation Agreement with Tomer Bar-Zeev.”
Non-Plan Cash Bonuses
Although our Cash Incentive Bonus Plan was our primary cash bonus vehicle, we also utilized specific, targeted one-time non-
plan cash bonuses to attract and retain talent, as set forth below.

Executive	Type of Bonus	Amount ($)

Matthew Bromberg(1)	Sign-on	2,000,000
Mark Barrysmith(2)	Retention	300,000
Alexander Blum(3)	Promotion	25,000
1.As an incentive for Mr. Bromberg to join us during a period of significant leadership transition and in connection with his appointment as President and Chief
Executive Officer, Mr. Bromberg was awarded a cash sign-on bonus subject to repayment of 100% if he resigns or is terminated for Cause (as defined in the
CEO Severance Plan, discussed below) within 6 months of his employment start date, and 50% if he resigns or is terminated without Cause within 12 months of his employment start date. The Board determined this payment was necessary to secure Mr. Bromberg's leadership in a competitive talent market.
2.In connection with his service as Interim Chief Financial Officer, Mr. Barrysmith was awarded a retention cash bonus which vested 6 months following his appointment as Interim Chief Financial Officer, provided he was employed at the payment date. The retention cash bonus was earned and paid in February
2025.
3.Mr. Blum was originally awarded a $100,000 sign-on bonus in connection with his hiring in July 2024, which was to be paid 6 months from his hire date.
However, when he received a base salary increase in connection with his promotion in November 2024, we reduced the value of the sign-on bonus to $25,000, to be paid 6 months from his original hire date, provided he was employed at the payment date. The cash bonus of $25,000 was earned and paid in February
2025.

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Long-Term Incentive (at-risk equity)
The HCCC annually reviews equity design and competitive market practices. To determine target equity levels, we analyze competitive equity values among our executive peer group. Historically, we have granted equity compensation to our executive officers in the form of restricted stock units (“RSUs”) and stock options, which we believe have served as effective retention tools while also focusing our executives’ attention on delivering long-term growth to our stockholders. compared to cash compensation. In 2024, the HCCC granted our Named Executive Officers either RSUs, stock options, performance stock options (“PSOs”), price-vesting RSUs (“PVUs”), or a combination thereof. In early 2025, we redesigned our annual NEO equity compensation program to include PSUs instead of stock options to further enhance long-term performance and stockholder value creation.
Restricted Stock Units (RSUs)
In 2024, the HCCC adopted a tailored equity approach in response to the unique transitional period resulting from the high level of executive turnover, including the transition from an Interim Chief Executive Officer to the appointment of a permanent
President and Chief Executive Officer. This approach reflected two core priorities: (i) foster short-term stability during a critical leadership transition, and (ii) incentivize performance and retention with long-term equity-based rewards. To address these priorities, the HCCC utilized three primary RSU structures:
•New Hire Award: These awards were designed to attract and secure talent in a competitive market.
•Leadership Stability Retention Awards: These awards were designed to retain key leaders in order to promote stability during a potentially turbulent transition period. In general, we grant equity awards with a four-year vesting schedule. These awards have just a one-year vesting schedule, but were generally relatively smaller in value compared to historical grants.
•Performance and Long-Term Retention Awards: These awards were designed to align total compensation with company performance and long-term strategic objectives.
The structure and value of these awards were carefully calibrated to address our evolving business needs while recognizing the unique contributions of each individual NEO. The below table summarizes the RSU grants made to each NEO in 2024.

Executive	RSU Grant Date	Number of Shares (#)	RSU Type
Matthew Bromberg(1)	5/15/2024	1,036,055	New Hire
James M. Whitehurst(2)	5/15/2024	207,211	Leadership Stability
Mark Barrysmith(3)	2/5/2024	10,000	Performance and Long-Term
	7/3/2024	72,604	Performance and Long-Term
	8/19/2024	187,734	Leadership Stability
Luis Visoso(4)	4/30/2024	540,930	Leadership Stability
Alexander Blum(5)	7/8/2024	437,572	New Hire
	11/1/2024	59,555	Performance and Long-Term
Anirma Gupta(6)	7/3/2024	48,402	Leadership Stability
	8/19/2024	187,734	Performance and Long-Term
Felix Thé(7)	7/3/2024	193,610	Performance and Long-Term
Tomer Bar-Zeev(8)	N/A	—	N/A
Marc Whitten(8)	N/A	—	N/A

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1.In connection with Mr. Bromberg’s appointment as President and Chief Executive Officer, he was granted an RSU award which vests in four equal annual installments over a four-year period, with 25% of the RSUs vesting on May 15, 2025, and an additional 25% vesting on each anniversary of the grant date thereafter, subject to Mr. Bromberg’s continuous service. Additionally, Mr. Bromberg is required to hold at least 50% of the vested RSUs (net after any applicable sales to cover taxes) for one year from the applicable vesting date, further underscoring the alignment of his interests with long-term stockholder value.
2.Upon concluding his tenure as Interim President and CEO, Mr. Whitehurst transitioned to an advisory role with the company. In connection with his appointment as Senior Advisor and Executive Chair, Mr. Whitehurst was granted 207,211 RSUs which fully vest on the one year anniversary of the grant date, subject to Mr. Whitehurst’s continued service.
3.Mr. Barrysmith was granted an RSU award in February 2024 to reflect his performance in 2023, which vests over four years, subject to his continued service.
In addition, he received an equity award in July 2024 vesting over four years in recognition of his continued strong performance as Chief Accounting Officer. In connection with his appointment as Interim Chief Financial Officer, in August 2024, he was granted an award of 187,734 RSUs which vest over a four-year period, with 6.25% of the RSUs vesting on November 25, 2024, and an additional 6.25% vesting quarterly thereafter, subject to his continued service. The award was designed to retain Mr. Barrysmith during the search for a permanent Chief Financial Officer.
4.Mr. Visoso received a one-time retention award of 540,930 RSUs, which would have vested 100% on the quarterly installment date that follows the first anniversary of the date of grant, subject to his continued service. Mr. Visoso departed the Company prior to the vesting of this award.
5.Mr. Blum received an award of 437,572 RSUs in connection with his hiring in July 2024, which vests 25% on August 25, 2025, and 6.25% quarterly thereafter subject to his continued service. He was promoted to Senior Vice President, Chief Operating Officer effective November 2024 and was granted an equity award consisting of 59,555 time-vesting RSUs, which vest over approximately four years, with 6.25% of the RSUs vesting on November 25, 2024 and 6.25%
quarterly thereafter, subject to his continued service, to reflect his increased role and strategic importance to the Company and creating stockholder value over the long-term.
6.Ms. Gupta received an award of 48,402 RSUs vesting over one year from the date of grant to reflect her role in providing stability during the CEO transition, followed by a subsequent retention award of 187,734 RSUs vesting annually over four years subject to her continued service to reflect her role in promoting long-term strategic value.
7.Mr. Thé received a retention award of 193,610 RSUs vesting annually over a four-year period from the date of grant, subject to his continued service to reflect his critical importance to our long-term growth strategy.
8.Messrs. Bar-Zeev and Whitten were not awarded equity grants in 2024 for their executive roles. Mr. Bar-Zeev received an equity grant in connection with his service on our Board, as described below under “Summary Compensation Table” and “Non-Employee Director Compensation”.
Stock Options
The HCCC approved the following stock option grants to Messrs. Bromberg and Blum in 2024, in connection with their appointments as executive officers. No other NEOs received stock option grants in 2024.

Executive	Grant Date	Exercise Price per Share ($)	Number of Shares (#)
Matthew Bromberg(1)	5/15/2024	$22.38	1,000,000
Alexander Blum(2)	11/1/2024	$20.83	39,703
1. In connection with Mr. Bromberg’s appointment as President and Chief Executive Officer, he received a new-hire stock option grant which vests 25% annually starting on the first anniversary of the grant date of the award and 6.25% quarterly thereafter, subject to Mr. Bromberg’s continued employment with the
Company.
2.    In connection with Mr. Blum’s promotion to Senior Vice President, Chief Operating Officer, he received a promotion stock option grant which vests 1/48th monthly following the grant date, subject to Mr. Blum’s continued employment with the Company, to reflect his increased role and strategic importance to the
Company and to align his compensation with creating stockholder value over the long-term.

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Performance Stock Options (PSOs)
In May 2024 and July 2024, in connection with the appointments of Mr. Bromberg and Mr. Blum as our President and Chief
Executive Officer, and Senior Vice President, Corporate Development, respectively, the HCCC approved the following PSO grants, designed to align their compensation with long-term stockholder value creation.

Executive	Grant Date	Exercise Price per Share ($)	Number of Shares (#)
Matthew Bromberg	5/15/2024	$22.38	1,000,000
Alexander Blum	7/8/2024	$16.15	340,000
Mr. Bromberg’s PSO is divided into four vesting tranches, each representing 25% of the total shares subject to the PSO, and vests based on the achievement of two criteria: a continued service requirement and the satisfaction of specific stock price hurdles ($35, $50, $60 and $75) during the six-year performance period from May 15, 2024 to May 15, 2030.

	Number of Options	Price Hurdle(1)	Price Appreciation Required(2)	Vest Eligibility Date
Tranche 1	250,000	$35	56%	May 25, 2025
Tranche 2	250,000	$50	123%	May 25, 2026
Tranche 3	250,000	$60	168%	May 25, 2027
Tranche 4	250,000	$75	235%	May 25, 2028
1.The stock price hurdle for a particular vesting tranche will be satisfied if during the Performance Period, the volume-weighted average trading price of Unity’s common stock on the New York Stock Exchange equals or exceeds the applicable stock price hurdle for such vesting tranche for a period of 60 consecutive calendar days.
2.On the grant date Unity’s stock price was $24.27.
Mr. Blum’s PSO is divided into two vesting tranches, each representing 50% of the total shares subject to the PSO, and vests based on the achievement of two criteria: a continued service requirement and the satisfaction of specific stock price hurdles
($35 and $50) during the four-year performance period from July 8, 2024 to July 8, 2028.

	Number of Options	Price Hurdle(1)	Price Appreciation Required(2)	Vest Eligibility Date
Tranche 1	170,000	$35	117%	July 8, 2025
Tranche 2	170,000	$50	210%	July 8, 2026
1.The stock price hurdle for a particular vesting tranche will be satisfied if during the Performance Period, the volume-weighted average trading price of Unity’s common stock on the New York Stock Exchange equals or exceeds the applicable stock price hurdle for such vesting tranche for a period of 60 consecutive calendar days.
2.On the grant date Unity’s stock price was $16.15.
The PSO structure for both Messrs. Bromberg and Blum was developed in collaboration with our compensation consultant,
Semler Brossy, to emphasize sustained stockholder value creation and leadership continuity. By requiring both continued
service and substantial stock price appreciation, the PSOs are designed to reinforces a strong link between sustained company performance and financial outcomes for executives.
Price-Vesting Restricted Stock Units (PVUs)
In August 2024, the HCCC approved an equity award for Mr. Barrysmith which included 62,578 PVUs in connection with his appointment as Interim Chief Financial Officer. The PVUs were designed to further incentivize delivery of increased stockholder value via stock price appreciation during his service as Interim Chief Financial Officer.

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Executive	PVU Grant Date	PVU Grant (# shares)	Price Hurdle	Price Appreciation Required(1)
Mark Barrysmith	8/19/2024	62,578	$20.00	19.62%
1.On the grant date Unity’s stock price was $16.72.
The PVUs were subject to a seven-year performance period, running from August 19, 2024, to August 19, 2031, and vested based on achieving both a continued service requirement and a stock price hurdle. The stock price hurdle was satisfied on
October 11, 2024, after the closing price exceeded $20 for 20 consecutive trading days, demonstrating sustained stock price appreciation. Following this achievement, the PVU award continued to vest on a time-based schedule, with the continued
service requirement satisfied in equal quarterly installments over four years beginning August 9, 2024.
2024 CEO Compensation
In 2024 Unity had two Chief Executive Officers. Mr. Whitehurst served as our Interim President and Chief Executive Officer from
October 2023 until May 2024. He transitioned to the role of Senior Advisor and Executive Chair of the Board on May 15, 2024,
at which point Mr. Bromberg became our permanent President and Chief Executive Officer. For more information on the arrangements we entered into with Mr. Whitehurst and Mr. Bromberg in connection with the CEO transition, please see the summaries below under the headings, “Agreements with Our Named Executive Officers—Employment Role Change Agreement
with James M. Whitehurst” and “—Offer Letter with Matthew Bromberg.”
2025 CFO Compensation
As previously disclosed, Jarrod Yahes was appointed to serve as our Senior Vice President and Chief Financial Officer, effective
January 1, 2025.
In connection with his appointment, Mr. Yahes entered into a letter agreement with the Company, providing for an annual base salary of $525,000; the ability to participate in the Company’s Cash Incentive Bonus Plan with a bonus target equal to 75% of his annual base salary; a sign-on bonus of $400,000, 50% of which was paid at his start date and 50% of which will be paid at the one-year anniversary of his start date; and an award of restricted stock units valued at $12 million, which will vest 12.5% on
August 25, 2025, and 6.25% quarterly thereafter, subject to Mr. Yahes’ continuous employment. In addition, as provided in his offer letter, in the first quarter of 2025, Mr. Yahes received grants of RSUs and PSUs with an aggregate value of approximately
$4 million.
Mr. Yahes participates in the Company’s Executive Severance Plan, as described under the heading "Executive Severance
Agreements and Change in Control Benefits."
Executive Compensation Program Design Improvement for 2025: Performance Stock Units (PSUs)
In March 2025, the HCCC approved the introduction of PSUs as part of Unity’s executive compensation program. This change directly responds to feedback from proxy advisors and investors, underscoring our commitment to aligning executive compensation with long-term stockholder value creation.
We believe this structure balances a focus on long-term value creation with the need for setting challenging but achievable annual goals, reflective of Unity’s dynamic business environment. To address investor feedback, the PSU design explicitly incorporates measures to promote executive accountability for stockholder dilution and stock-based compensation expense, as further summarized below. Specifically, for the 2025 PSUs one performance metric we are using is “Adjusted EBITDA Less
Stock-Based Compensation Expense Margin,” which is Adjusted EBITDA which is not adjusted for stock-based compensation expense divided by revenue. This means if stock-based compensation expense increases, the likelihood that the PSU targets are achieved decreases.
3 We have defined revenue as total company revenue.
4 We have defined Adjusted EBITDA for the purposes of these PSUs as the Company’s net income or loss excluding amortization of acquired intangible assets, depreciation, acquisitions, restructurings and reorganizations, insurance reimbursement for legal expenses, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. This definition is not adjusted for stock-based compensation expense, so we also call it “Adjusted
EBITDA Less Stock-Based Compensation Expense.”  Adjusted EBITDA Less Stock-based Compensation Expense Margin is Adjusted EBITDA Less Stock-based
Compensation Expense divided by Revenue, expressed as a percentage.

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PSU Goals
PSUs will serve as the primary performance-based equity vehicle, ensuring that a larger portion of executive compensation is tied to the delivery of key growth and profitability goals.
•These awards also incorporate back-weighted 3-year cliff vesting, further emphasizing a focus on sustained, long-term performance.
•The use of Adjusted EBITDA Less Stock-Based Compensation Expense Margin as a metric for the
2025 PSUs directly ties executive compensation to the goal of limiting stock-based compensation expense.

Concurrently with the introduction of PSUs we discontinued the use of stock options for refresh grants, which supports our focus on lowering dilution and aligns with the market practice of our peer companies.
•The HCCC continues to believe that it is appropriate for the majority of compensation for our executive officers to consist of equity incentive awards, as such awards promote retention and ensure the interests of our executives remain closely aligned with those of our stockholders.

Performance metrics include both revenue3 and Adjusted EBITDA Less Stock-Based Compensation Expense Margin4. The
definition of Adjusted EBITDA does not back out the impact of stock-based compensation expense, unlike the definition used in the cash incentive bonus plan. The PSUs granted in 2025 have targets for revenue and Adjusted EBITDA Less Stock-Based
Compensation Expense Margin in an effort to drive long-term performance and stockholder value. Messrs. Bromberg, Yahes,
Blum, and Ms. Gupta received awards of 2025 PSUs in target amounts of 106,609, 43,421, 75,000, and 50,000, respectively.
The PSUs are subject to a three-year performance period beginning on January 1, 2025 and ending on December 31, 2027, which is comprised of three one-year performance periods, each covering one third of the target number of PSUs granted. For each one-year performance period, the HCCC will establish performance goals relating to the Company’s revenue and Adjusted
EBITDA Less Stock-Based Compensation Expense Margin, with 75% of the target PSUs subject to achievement of the revenue goals and 25% of the target PSUs subject to achievement of the Adjusted EBITDA Less Stock-Based Compensation Expense
Margin goals.
Each performance goal, as measured over the applicable one-year performance period, may be attained at a rate between 0%
and 150% (the “Performance Attainment Factor”).
The number of PSUs ultimately eligible to vest will be determined based on the average, during the three-year performance period, of the Performance Attainment Factors for each performance goal multiplied by the target number of PSUs allocated to such performance goal, but in no event in excess of 150% of the target PSUs granted.

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The PSUs will vest upon the HCCC’s final certification of the achievement of the performance goals following the completion of the three-year performance period, subject to the executive’s continued employment through such date. However, the vesting of the PSUs will be accelerated upon the executive’s Qualified Termination Event (as defined in the applicable Executive
Severance Plan) within three months prior to or one year following a change in control of the Company, or upon the executive’s death, in an amount based on actual performance to the extent certified as of the change in control or death, as applicable, and otherwise at target.
To facilitate a smooth transition, our NEO refresh equity awards in 2025 consist of 75% RSUs and 25% PSUs, balancing the transition from a four-year equal-increment vesting schedule to a three-year, 100% cliff vesting model for PSUs. Looking ahead, we intend to increase the weighting of PSUs in our overall executive compensation refresh program, targeting a 50% RSU /
50% PSU allocation to further drive alignment between executive rewards, company performance and stockholder value.
Other Benefits
Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. All of our
U.S.-based full time employees, including our U.S.-based NEOs, are eligible to participate in our 401(k) plan, as discussed in the section below entitled “Description of Compensation Arrangements – 401(k) Plan.” We do not generally provide other retirement benefits or other perquisites or personal benefits to our NEOs; however, in 2024, we paid $1,977 in car payments to
Mr. Bar-Zeev pursuant to his employment agreement. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our NEOs.
Employee 401(k) Plan
U.S. full-time employees qualify for participation in our 401(k) plan, which is intended to qualify as a tax-qualified defined contribution plan under the Internal Revenue Code of 1986, as amended (the “Code”). Our 401(k) plan provides for a safe harbor employer matching contribution equal to 100% of the first three percent of eligible compensation and 50% of the next two percent of eligible compensation contributed to the plan by an employee.
OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Tax and Accounting Implications
Under Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-
based compensation expense on an ongoing basis according to ASC 718.
Section 162(m) of the Code limits the amount that we may deduct from our U.S. federal taxable income for compensation paid to persons who are “covered employees” to $1 million per covered employee, per year. The Tax Cuts and Jobs Act, enacted in
December 2017 (the “Tax Act”), made certain changes to Section 162(m). Under the prior law, compensation that qualified as
“performance-based compensation” under Section 162(m) was an exception to this limitation. Pursuant to the Tax Act, this exception for “performance-based compensation” was repealed with respect to taxable years beginning after December 31,
2017, except for certain transition relief for remuneration provided pursuant to a written, binding contract that was in effect on
November 2, 2017.
As a result, compensation paid to our covered employees in excess of $1 million per year generally will not be deductible unless, among other requirements, it qualifies for the transition relief provided by the Tax Act. Because of uncertainties as to the application and interpretation of Section 162(m) of the Code, no assurance can be given that any compensation paid by us will be deductible.

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Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief
Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002. We have adopted a clawback policy that complies with the Dodd-Frank Wall Street Reform and Consumer Protection Act as required by the SEC, and with Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder and Section 303A.14 of the NYSE
Listed Company Manual. Our clawback policy applies to each of our executive officers including our principal accounting officer, and requires each of them to reimburse us for any bonus or other incentive-based compensation they received as the result of an accounting restatement.
Insider Trading, Anti-Hedging and Anti-Pledging Policy
We are committed to compliance with applicable laws, rules and regulations around the trading of our stock. As part of this commitment, we adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and agents (such as consultants and contractors), including those of our subsidiaries. Our
Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and the rules of the
New York Stock Exchange. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
In addition, our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-
traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts.
A copy of our Insider Trading Policy, as amended, was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Compensation Risk Assessment
Unity conducted a review of its key compensation programs, policies and practices to assess areas of compensation risk or exposure. The Compensation Risk Assessment was reviewed by the HCCC and, with respect to executive compensation, its independent compensation consultant, Semler Brossy. It was presented to the HCCC at its September 2024 meeting. The risk assessment found no policies or practices that incentivize behavior that is reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines
Beginning after a phase-in period which runs five years from our initial public offering, or five years from the date of appointment in the case of executive officers or directors who were appointed after our initial public offering, non-CEO executive officers must hold a number of shares equal to the lesser of 3x their base salary or 8,533 shares. The CEO must hold a number of shares equal to the lesser of 5x his base salary or 46,154 shares. Non-employee directors must hold a number of shares equal to the lesser of $400,000 or 3,846 shares.
HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT(1)
The Human Capital and Compensation Committee has reviewed and discussed with management the Compensation
Discussion and Analysis (the “CD&A”) contained in this proxy statement. Based on this review and discussion, the Human
Capital and Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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Human Capital and Compensation Committee Members
•Barry Schuler (Chair)
•Shlomo Dovrat
•Keisha Smith
1.The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC, and is not deemed to be incorporated by reference in any filing of Unity Software Inc. under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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SUMMARY COMPENSATION TABLE
The following table shows for the years ended December 31, 2024, December 31, 2023 and December 31, 2022 compensation awarded to or paid to, or earned by, the NEOs.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation(4) ($)	Total ($)

Matthew Bromberg President and Chief Executive Officer(5)	2024	534,541	2,000,000	23,186,911	26,425,700	—	—	52,147,152
James M. Whitehurst Senior Advisor (Former Interim President and Chief Executive Officer)	2024	478,655	—	5,029,011	—	—	—	5,507,666
	2023	254,881	—	5,940,000	—	—	—	6,194,881
Mark Barrysmith Chief Accounting Officer (Former Interim Chief Financial Officer)(5)	2024	391,980	—	5,591,189	—	—	10,167	5,993,336
Luis Visoso Former Executive Vice President and Chief Financial Officer	2024	430,286	—	13,128,371	—	—	736,629	14,295,286
	2023	370,223	—	12,120,964	2,399,602	—	13,200	14,903,989
	2022	364,599	—	13,776,598	5,158,040	41,026	23,974	19,364,237
Alexander Blum Senior Vice President and Chief Operating Officer(5)	2024	239,528	—	8,307,318	2,750,100	—	—	11,296,946
Anirma Gupta Senior Vice President, Chief Legal Officer and Corporate Secretary	2024	437,518	—	3,900,276	—	—	11,600	4,349,394
	2023	352,514	—	2,797,135	1,199,801	—	13,200	4,362,650
	2022	37,245	250,000	12,379,436	6,758,443	—	—	19,425,124
Felix Thé Senior Vice President, Product and Technology, Grow(5)	2024	379,050	—	3,045,485	—	—	9,162	3,433,697
Tomer Bar-Zeev Former President, Grow Solutions	2024	68,650	—	7,384,155	16,439,459	—	1,161,039	25,053,303
	2023	827,700	—	5,594,297	2,999,493	—	222,354	9,643,844
Marc Whitten Former President, Create Solutions	2024	248,101	—	1,723,416	1,105,096	—	824,726	3,901,339
	2023	370,223	—	12,120,964	2,399,602	—	13,200	14,903,989
	2022	364,599	—	13,776,598	1,872,993	177,777	11,924	16,203,891
1.Represents cash bonuses paid to certain NEOs as described in "Compensation Discussion and Analysis" above.
2.The amounts disclosed represent the aggregate grant date fair value of the RSUs, PVUs and stock options (including performance stock options, PSOs) granted to our Named Executive Officers during the relevant years under our 2020 Stock Plan, computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs, PVUs and stock options (including PSOs) reported in the Stock Awards and Option Awards columns are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 21, 2025. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the vesting of the RSUs, PVUs or stock options (including PSOs), the exercise of the stock options, or the sale of any common stock acquired under such RSUs,

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PVUs or stock options. Since the PSOs granted to Messrs. Bromberg and Blum vest based on achievement of stock price hurdles, they are subject to market conditions and not performance conditions, as defined under ASC Topic 718, and therefore have no maximum grant date fair values that differ from the grant date fair values reported in this column. For Mr. Visoso, the entire amount of this award was forfeited upon Mr. Visoso’s termination as an employee. For
Mr. Bar-Zeev, the value in these columns for 2024 represents (i) $16,439,459 amount of incremental stock-based compensation expense the Company recognized in connection with the acceleration of his stock option awards and (ii) $7,384,155 amount of incremental stock-based compensation expense the
Company recognized in connection with the acceleration of his RSU awards, each as described under “Mutual Separation Agreement with Tomer Bar-Zeev”
below. Such amount reflects our calculation of the value of the modification of his awards, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him. For Mr. Whitten, the value in these columns represent (i) $1,723,416 amount of incremental stock-based compensation expense the Company recognized in connection with the continuation of the vesting of his RSU awards and (ii) $1,105,096 amount of incremental stock-based compensation expense the Company recognized in connection with the modification of his stock option awards, each as described under
“Resignation and Transition Agreement with Marc Whitten.” Such amount reflects our calculation of the value of the modification of his awards, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him.
3.Represents cash bonuses paid under our Cash Incentive Bonus Plan as described in "Compensation Discussion and Analysis" above. As a result of not achieving the Adjusted EBITDA gate under our Cash Incentive Bonus Plan, there was no payout under the Cash Incentive Bonus Plan for any of our Named
Executive Officers in 2024, reflecting continued accountability for our 2024 financial performance.
4.The amounts reported in All Other Compensation for 2024 for Messrs. Barrysmith and Thé, and Ms. Gupta consist of amounts contributed to 401(k) employer contributions. For Mr. Visoso, such amounts consist of (i) $375,000, which is equivalent to twenty-six weeks of his base salary; (ii) $340,137, which is equivalent to his annual target bonus for 2024, pro rated to the Visoso Transition Date (defined below); (iii) $9,892, which represents a payment equal to the equivalent of six months payment for health care continuation costs, each as described below under “Mutual Separation Agreement with Luis Visoso,” and (iv) $11,600 in
401(k) employer contributions. For Mr. Whitten, such amounts consist of (i) $200,000, which is equal to twenty-six weeks of his base salary, (ii) $400,000, which is equal to 100% of his target bonus for 2024 under the cash incentive bonus plan, (iii) $200,000, for supporting the leadership transition, (iv) $14,801, which is equivalent to six months payment for health care continuation costs, each as described below under “Resignation and Transition Agreement with Marc Whitten,”
and (v) $9,924 in 401(k) employer contributions. For Mr. Bar-Zeev, amounts reported for 2024 consist of (i) contributions to an education fund (the “Keren
Hishtalmut Fund”) for the benefit of Mr. Bar-Zeev in an annual amount equal to 7.5% of Mr. Bar-Zeev’s annual salary, approximately $8,366, (ii) a tax gross up payment of approximately $1,977 in connection with certain car payments made for Mr. Bar-Zeev (iii) $553,910 lump sum cash payment for his 2023 bonus, paid out in connection with his departure in 2024, (iv) $343,250 lump sum cash payment as a separation bonus in connection with his departure in 2024 and (v)
$253,536 which is the ASC 718 value of the RSU award he received under our Non-Employee Director Compensation Policy described below the (“Bar-Zeev
Director RSUs”). Such amount reflects the grant date fair value of the RSU Award, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him. The assumptions used in calculating the grant date fair value of the Bar-Zeev Director RSUs are set forth in
Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 21, 2025. In addition, in 2024, family members and guests of Mr. Bromberg occasionally accompanied him on business travel on the
Company’s jet subscription service at no or de minimis incremental cost to us. We no longer have any such subscription.
5.Messrs. Bromberg and Blum joined Unity in 2024. Messrs. Barrysmith and Thé were not NEOs in 2022 or 2023.

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GRANTS OF PLAN-BASED AWARDS IN 2024
The following table shows for the year ended December 31, 2024, certain information regarding grants of plan-based awards to the NEOs.

Name and Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Future Payouts Under Equity Incentive Plan Awards(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlyin g Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Matthew Bromberg
Initial PSO(3)	5/15/24	—	—	—	250,000	1,000,000	1,000,000	—	—	22.38	11,935,000
Initial Option	5/15/24	—	—	—	—	—	—	—	1,000,000	22.38	14,490,700
Initial RSU	5/15/24	—	—	—	—	—	—	1,036,055	—	—	23,186,911
Cash Bonus		402,356	536,475	804,713	—	—	—	—	—	—	—
James M. Whitehurst
Role Change RSU	5/15/24	—	—	—	—	—	—	207,211	—	—	5,029,011
Mark Barrysmith
Refresh RSU	2/5/24	—	—	—	—	—	—	10,000	—	—	314,600
Refresh RSU	7/3/24	—	—	—	—	—	—	72,604	—	—	1,142,061
PSU	8/19/24	—	—	—	—	62,578	62,578		—	—	995,616
Role Change RSU	8/19/24	—	—	—	—	—	—	187,734	—	—	3,138,912
Cash Bonus		178,414	237,885	356,828	—	—	—	—	—	—	—
Luis Visoso
Retention RSU(4)	4/30/24	—	—	—	—	—	—	540,930	—	—	13,128,371
Cash Bonus		475,717	634,290	951,434	—	—	—	—	—	—	—
Alexander Blum
Initial PSO(3)	7/8/24	—	—	—	170,000	340,000	340,000	—	—	16.15	2,210,000
Initial RSU	7/8/24	—	—	—	—	—	—	437,572	—	—	7,066,788
Promotion RSU	11/1/24	—	—	—	—	—	—	59,555	—		1,240,531
Promotion Option	11/1/24	—	—	—	—	—	—		39,703	20.83	540,100
Cash Bonus		129,444	172,592	258,888	—	—	—	—	—	—	—
Anirma Gupta
Refresh RSU	7/3/24	—	—	—	—	—		48,402	—	—	761,363

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Name and Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Future Payouts Under Equity Incentive Plan Awards(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlyin g Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Retention RSU	8/19/24	—	—	—	—	—	—	187,734	—	—	3,138,912
Cash Bonus		244,857	326,475	489,713	—	—	—	—	—	—	—
Felix Thé
Annual RSU	7/3/24	—	—	—	—	—	—	193,610	—	—	3,045,485
Cash Bonus		176,705	235,607	353,410	—	—	—	—	—	—	—
Tomer Bar-Zeev
Modified Option	11/7/22	—	—	—	—	—	—	—	—	—	12,253,416
Modified Option	11/27/23	—	—	—	—	—	—	—	—	—	4,186,043
Modified RSU	11/27/23	—	—	—	—	—	—	—	—	—	7,384,155
Marc Whitten
Cash Bonus		300,000	400,000	600,000	—	—	—	—	—	—	—
Modified Option		—	—	—	—	—	—	—	—	—	1,105,096
Modified RSU		—	—	—	—	—	—	—	—	—	1,723,416
1.These columns set forth the threshold, target, and maximum annual cash bonus amounts that could be earned by each named executive officer, except for Mr.
Bar-Zeev, under the Cash Incentive Bonus Plan. The target annual cash bonus opportunities set forth in the “Estimated Possible Payouts Under Non-Equity
Incentive Plan Awards—Target” column were set as a percentage of each named executive officer’s base salary earned for 2024, the threshold annual cash bonus opportunities set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Threshold” represent amounts that the named executive officers would have received if the Adjusted EBITDA gate had been met and the Strategic Revenue target was achieved at minimum, “Target”
represents such amounts if the Adjusted EBITDA gate had been met and Strategic Revenue at 100% per the attainment matrix described above, and the maximum annual cash bonuses opportunities set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Maximum” column represent 150% of the target cash bonus opportunities. With respect to Mr. Bar-Zeev, the target was eight months of base salary (or 67%) with a maximum of twelve months of base salary (or 100%), per his employment agreement. The dollar value of the actual bonus award earned for 2024 for each Named Executive
Officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent either additional or actual compensation earned by the named executive officers for 2024. For a description of the Cash Incentive Bonus Plan, see “Compensation Discussion and
Analysis—2024 Executive Compensation Program—Cash Incentive Bonus Plan” above.
2.The amounts reported in this column do not reflect dollar amounts actually received by the Named Executive Officer. Instead, the amounts represent the (a)
aggregate grant date fair value of options or RSUs granted to each such officer during the fiscal year ended December 31, 2024 under our 2020 Plan computed in accordance with ASC 718, or (b) in the case of Messrs. Bar-Zeev and Whitten, the incremental stock-based compensation expense the Company recognized in connection with the modification of their respective equity awards pursuant to the terms of each of their respective transition agreements, described below. For
Mr. Bar-Zeev, the value in this column represents (i) incremental stock-based compensation expense the Company recognized in connection with the acceleration of his equity awards, (ii) the extension of the post-termination exercise period of his stock option awards, discussed below, and (iii) the Bar-Zeev
Director RSUs; such amount reflects our calculation of the value of the modification of his awards, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him. For Mr. Whitten, the value in this column represents incremental stock-based compensation expense the Company recognized in connection with the continued vesting of his equity awards, discussed below, such amount reflects our calculation of the value of the modification of his awards, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him.
3.The amounts reporting in this row set forth the minimum, target and maximum number of shares that may vest subject to stock price requirement and the time-
based service requirement as further described above under “—Long-Term Incentive (at-risk equity)—Performance Stock Options”.

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4.The entire amount of this award was forfeited upon Mr. Visoso’s termination as an employee.
AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS
We have entered into offer letters with each of our NEOs setting forth the terms and conditions of such executive’s employment with us. The offer letters generally provide for at-will employment and set forth the NEO’s initial base salary and target annual bonus opportunity, along with the grant of an initial new hire equity award and severance payments and benefits as described below as well as pursuant to the Executive Severance Plan (the “Executive Severance Plan”), the CEO Severance Plan in the
case of Mr. Bromberg and the Key Employee Severance Plan in the case of Mr. Barrysmith. Each of our NEOs has executed our standard proprietary information and inventions agreement. We have described below such arrangements that were entered into in 2024 or that are otherwise material to an understanding of 2024 compensation arrangements for our NEOs.
Offer Letter with Matthew Bromberg
In May 2024 we entered into a letter agreement with Mr. Bromberg in connection with his appointment as our President and
Chief Executive Officer providing for an annual base salary of $850,000; a target bonus of 100% of his base salary, subject to the Company’s 2024 Cash Incentive Bonus Plan; a sign-on bonus of $2,000,000, subject to repayment of 100% if he resigns or is terminated for Cause (as defined in the Severance Plan, defined below) within 6 months, and 50% if he resigns or is terminated within 12 months; an award of 1,036,055 time-vesting restricted stock units; a time-vesting option to purchase
1,000,000 shares; and a performance stock option to purchase up to 1,000,000 shares, each as described above.
Mr. Bromberg’s offer letter further provided that he would be awarded, in 2025, equity awards having a target value of
$10,000,000, of which such value would be comprised of at least 50% restricted stock units. Such awards were made in March
2025.
Agreements with James M. Whitehurst
Offer Letter
In October 2023, we entered into an offer letter with Mr. Whitehurst to serve as our Interim President and Chief Executive
Officer. The offer letter provided for an annual base salary of $1,120,000 and an award of 200,000 RSUs, which vested as follows: (1) 50% on February 25, 2024 (“Tranche 1”) and (2) the remaining 50% on May 25, 2024 (“Tranche 2”); provided that, should the employment start date of the Company’s permanent Chief Executive Officer (the “Permanent CEO Start Date”) occur prior to May 25, 2024, both Tranche 1 (to the extent not previously vested) and Tranche 2 vested on the Permanent CEO Start
Date and settled on the next regular quarterly installment date following the Permanent CEO Start Date.
Role Change Agreement
In May 2024, we entered into a role change agreement with Mr. Whitehurst to transition him from Interim Chief Executive Officer and President to Senior Advisor and Executive Chair of the Board, effective May 15, 2024 (the "Role Change Agreement").
Under the Role Change Agreement, Mr. Whitehurst is entitled to an annualized base salary of $100,000, and was granted
207,211 RSUs, which vest 100% on May 15, 2025, provided he remains in continuous service through that date. If the Company terminates Mr. Whitehurst without Cause (as defined in the Role Change Agreement) before May 15, 2025, all unvested RSUs will fully vest and settle on the next quarterly equity installment date following his termination.
Compensation Arrangements with Mark Barrysmith
In connection with Mr. Barrysmith’s appointment as Interim Chief Financial Officer, effective August 9, 2024 (the “Interim CFO
Appointment Date”), the HCCC approved certain compensation changes for Mr. Barrysmith, including, an increase to his base salary from $410,000 to $470,000, effective as of the Interim CFO Appointment Date, and a one-time cash bonus of $300,000, to be paid in full six months from the Interim CFO Appointment Date (as described above under the section titled “Non-Plan
Cash Bonuses”. The HCCC also granted Mr. Barrysmith an award of 187,734 time-vesting RSUs and an award of 62,578 PVUs, which are described above under the section titled “—Restricted Stock Units (RSUs)” and “—Price-Vesting Restricted Stock
Units (PVUs).”
Confirmatory Offer Letter with Felix Thé

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In January 2024, we entered into a confirmatory offer letter agreement with Felix Thé as the Senior Vice President, Product and
Technology, Grow, which provides for at-will employment and a starting annual base salary of $360,000, which was later increased to $425,000 as described above under the section titled “—Base Salary (fixed cash)”.
Mutual Separation Agreement with Luis Visoso
In August 2024, we entered into a mutual separation agreement with and Luis Visoso, our then Executive Vice President and
Chief Financial Officer (the “Visoso Mutual Separation Agreement”), effective August 9, 2024 (the “Visoso Transition Date”). The
Visoso Mutual Separation Agreement provided Mr. Visoso receive payments in the amount of:
•$375,000, less applicable state and federal payroll deductions, which is equivalent to twenty-six (26) weeks of his base salary;
•$340,137, less applicable state and federal payroll deductions, which is equivalent to his annual target bonus for 2024, pro rated to the Visoso Transition Date; and
•$9,892 less applicable taxes and withholdings, which represents a payment equal to the equivalent of six months’ payment for health care continuation costs.
The Visoso Mutual Separation Agreement also provided for a customary release of claims by Mr. Visoso.
Role Change Agreement with Alexander Blum
In November 2024, we entered into a role change agreement with Mr. Blum to transition him from Senior Vice President,
Corporate Development, to Senior Vice President, Chief Operating Officer, effective November 1, 2024 (the "Blum Role Change
Agreement"), which provides for an annual base salary of $525,000, an increase from his prior base salary of $450,000, and a one-time bonus of $25,000, as described above under “—Non-Plan Cash Bonuses.”  In addition, the Blum Role Change
Agreement provides for certain equity awards described above under “—Long-Term Incentive (at-risk equity)”.
Mutual Separation Agreement with Tomer Bar-Zeev
In January 2024, we entered into a mutual separation agreement with Tomer Bar-Zeev in connection with his departure from his role as President, Grow (the “Bar-Zeev Mutual Separation Agreement”) pursuant to which Mr. Bar-Zeev continued to receive his base salary and previously granted equity awards continued to vest for a six month period, which ended on July 12, 2024 (the
“Separation Date”). The Bar-Zeev Mutual Separation Agreement also provided for a customary release of claims by Mr. Bar-
Zeev. In addition, Mr. Bar-Zeev received an amount equal to his target bonus for 2023 (which was $553,910).  Pursuant to the
Bar-Zeev Mutual Separation Agreement, Mr. Bar-Zeev received a lump sum payment equal to all accrued and unused vacation days, any outstanding salary, and other standard final day payments, and releases of all amounts accumulated in the Israel pension, severance, and contributions to the Keren Hishtalmut Fund on the Separation Date. He also received on the
Separation Date a lump sum payment equal to five months of his base salary. In addition, he received full acceleration of all equity awards granted before November 1, 2023 (which he was entitled to under the Employment Agreement), full acceleration of all remaining unvested equity upon the Separation Date, and a five year extension of the post-termination exercise period of his vested stock options from the Separation Date.
Resignation and Transition Agreement with Marc Whitten
In May 2024, we entered into a resignation and transition agreement with  Marc Whitten in connection with his resignation as our Chief Product and Technology Officer, Create (the “Whitten Agreement”), pursuant to which, Mr. Whitten would serve as a
Strategic Advisor from June 1, 2024 until December 31, 2024 (the “Transition Period”). Mr. Whitten would continue to receive his base salary and his previously granted equity awards would continue to vest during the Transition Period. The Whitten
Agreement also provided for a customary release of claims by Mr. Whitten.
In addition, Mr. Whitten was entitled to the following benefits upon December 31, 2024 (the “Separation Date”):

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•An extension of the post-termination exercise period of his vested stock options outstanding on the Separation Date until the earliest to occur of (i) three years following the Separation Date, (ii) the applicable expiration date of the applicable award, or (iii) such earlier date as provided or permitted under the applicable equity plan, subject to certain conditions described in the Whitten Agreement.
•A lump sum cash payment in the amount of $200,000, less applicable state and federal payroll deductions, which is equal to twenty-six weeks of his base salary.
•A lump sum cash payment in the amount of $400,000, less applicable state and federal payroll deductions, which is equal to 100% of his target bonus for 2024 under the Cash Incentive Bonus Plan.
•A lump sum cash payment in the amount of $200,000, less applicable state and federal payroll deductions, for supporting the leadership transition.
•A lump sum cash payment in the amount of approximately $14,801, less applicable state and federal payroll deductions, which is equivalent to six months’ payment for health care continuation costs.
However, Mr. Whitten resigned prior to the end of the Transition Period and therefore ceased to receive his base salary and his equity awards ceased to vest on the date of such resignation in July 2024. The extension of his post-termination exercise period was applied from the date of his resignation and he was still entitled to and did receive the cash payments described above.
Executive Severance Agreements and Change in Control Benefits
Our executive severance plans provide for severance payments and/or benefits in the event of certain qualifying terminations or in connection with a “change in control,” in lieu of any such payments or benefits otherwise provided in an employment agreement, offer letter or equity award agreement. The “change in control period” for each of the executive severance plans begins three months prior to a change in control (as defined in our 2019 Stock Plan) and ending on the one-year anniversary of a change in control. In 2024, Mr. Bromberg, Mr. Blum, Ms. Gupta, Mr. Thé, and, prior to their departures, Messrs. Visoso and
Whitten, were eligible to participate in our executive severance plans. Mr. Whitehurst is not a participant in the severance plans and is entitled to full acceleration of his 2024 RSU award upon a termination other than for Cause (as defined in the Whitehurst
Role Change Letter). Mr. Bar-Zeev did not receive benefits pursuant to the severance plans and instead received the termination benefits as described in his separation agreement as described above under “—Mutual Separation Agreement with
Tomer Bar-Zeev.”  Each of our executive severance plans and the benefits provided thereunder are set forth below:

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Severance Plan	Executives	Benefits if Qualified Termination Event is Not In Connection with Change in Control(1)	Benefits if Qualified Termination Event is in Connection with Change in Control(1)
CEO Severance Plan(2)	Matthew Bromberg
Must be employed for at least 6
months to receive the following
benefits:
•12 month acceleration of
time-based awards (and
applies only to the
performance option if a
price hurdle is met)
•12 months base salary
•100% of target bonus
•12 months COBRA
•Full acceleration of all unvested RSU and time- based and performance options (regardless whether price hurdle is met) •12 months base salary •100% of target bonus •12 months COBRA
Executive Severance Plan(2)	Alexander Blum Anirma Gupta Felix Thé Luis Visoso(3) Marc Whitten(3)
Must be employed for at least 12
months to receive the following
benefits:
•No acceleration
•6 months of base salary
•100% of target bonus,
prorated for days of
service during the year of
termination
•6 months COBRA

Must be employed for at least 12
months to receive the following
benefits:
•Full acceleration of all
unvested equity awards
with time-based vesting
and performance
conditions deemed
satisfied at target
•12 months base salary
•100% of target bonus
•12 months COBRA

Key Employee Severance Plan(2)	Mark Barrysmith	•No acceleration •No cash payouts	•50% acceleration of time- based equity
1.In the event of a termination for any reason, NEOs will receive any earned but unpaid salary, unpaid expense reimbursements, accrued but unused vacation or leave entitlement, and any vested benefits under any of our employee benefit plans. In the event of a Qualified Termination Event (as defined in each severance plan)—which is generally a termination other than for cause (as defined in each severance plan), death or disability, or a resignation for good reason
—the NEO is entitled to the amounts set forth in the table.
2.In the event that any payment or benefit payable to a participant would result in the imposition of excise taxes under the “golden parachute” provisions of
Section 280G of the Internal Revenue Code of 1986, as amended, then such payments and benefits will be reduced (but not below zero) to the extent necessary so that no portion of the benefits will be subject to the excise tax; provided, however, that if the post-tax amount would result in a higher amount than if the reduction occurred, then no such reduction will occur.
3.Prior to their departures, Messrs. Visoso and Whitten were eligible to participate in the severance plans but did not receive benefits pursuant to the severance plans and instead received the termination benefits as described in their separation agreements as described above under “—Mutual Separation Agreement with Luis Visoso,” and “—Resignation and Transition Agreement with Marc Whitten.”

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OUTSTANDING EQUITY AWARDS AT 2024 YEAR-END
The following table shows for the year ended December 31, 2024, certain information regarding outstanding equity awards at year end for the Named Executive Officers.

Name	Grant Date	Vesting Commence ment Date	Total Number of Shares Subject to the Award at Grant Date	Option Awards(1)					Stock Awards(2)
				Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisab le (#)	Number of securities underlying unexercise d unearned options (#)	Option Exercise Price Per Share ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)

Matthew Bromberg	5/15/2024(4)	5/15/2024	1,000,000	—	1,000,000	—	$22.38	5/15/2034	—	—
	5/15/2024(5)	5/15/2024	1,000,000	—	—	1,000,000	$22.38	5/15/2034	—	—
	5/15/2024(6)	5/15/2024	—	—	—	—	—	—	1,036,055	23,280,156
James M. Whitehurst	5/15/2024(7)	5/15/2024	—	—	—	—	—	—	207,211	4,656,031
Mark Barrysmith	6/1/2022(8)	5/24/2022	113,081	73,030	40,051		$38.47	6/1/2032	—	—
	6/1/2022(6)	5/24/2022	113,081	—	—	—	—	—	42,406	952,863
	11/27/2023(9)	5/25/2023	49,718	—	—	—	—	—	37,289	837,884
	2/5/2024(10)	2/25/2024	10,000	—	—	—	—	—	8,125	182,569
	7/3/2024(11)	7/1/2024	72,604	—	—	—	—	—	72,604	1,631,412
	8/19/2024(10)	8/19/2024	187,734	—	—	—	—	—	176,001	3,954,742
	8/19/2024(12)	8/9/2024	62,578	—	—	—	—	—	58,667	1,318,247
Alexander Blum	7/8/2024(13)	7/8/2024	340,000	—	—	340,000	$16.15	7/8/2034	—	—
	7/8/2024(6)	7/8/2024	437,572	—	—	—	—	—	437,572	9,832,243
	11/1/2024(10)	11/1/2024	59,555	—	—	—	—	—	59,555	1,338,201
	11/1/2024(14)	11/1/2024	39,703	827	38,876	—	$20.83	11/1/2034	—	—
Anirma Gupta	11/23/2022(8)	11/23/2022	342,257	178,257	164,000	—	$36.17	11/23/2032	—	—
	11/23/2022(6)	11/23/2022	342,257	—	—	—	—	—	171,129	3,845,269
	11/27/2023(9)	11/22/2023	66,291	16,572	49,719	—	$28.13	11/27/2033	—	—
	11/27/2023(9)	11/22/2023	99,436	—	—	—	—	—	74,577	1,675,745
	7/3/2024(15)	5/25/2024	48,402	—	—	—	—	—	48,402	1,087,593
	8/19/2024(11)	2/25/2024	187,734	—	—	—	—	—	187,734	4,218,383
Felix Thé	3/13/2019(17)	N/A	6,769	2,838	—	—	$8.95	3/12/2029	—	—
	11/18/2019(17)	N/A	21,396	17,544	—	—	$15.26	11/17/2029	—	—
	3/6/2020(17)	N/A	18,750	18,750	—	—	$17.67	3/5/2030	—	—
	3/2/2021(17)	3/2/2021	11,307	11,307	—	—	$108.10	3/2/2031	—	—
	12/2/2021(14)	10/18/2021	4,500	3,562	938	—	$152.34	12/2/2031	—	—
	12/2/2021(10)	11/25/2021	4,500	—	—	—	—	—	1,125	25,279
	3/4/2022(14)	3/4/2022	28,974	21,730	7,244	—	$89.01	3/4/2032	—	—
	3/4/2022(10)	3/4/2022	28,974	—	—	—	—	—	7,244	162,773
	10/20/2022(10)	8/1/2022	87,989	—	—	—	—	—	38,496	865,005
	3/7/2023(14)	3/7/2023	34,532	15,107	19,425	—	$29.33	3/7/2033	—	—
	3/7/2023(10)	3/7/2023	34,532	—	—	—	—	—	19,425	436,480
	10/17/2023(9)	10/1/2023	67,500	—	—	—	—	—	50,625	1,137,544
	12/5/2023(10)	11/22/2023	67,911	—	—	—	—	—	50,934	1,144,487
	7/3/2024(10)	7/1/2024	193,610	—	—	—	—	—	193,610	4,350,417

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Tomer Bar- Zeev	11/7/2022(17)	N/A	761,028	761,028	—	—	$28.79	1/16/2031	—	—
	11/7/2022(17)	N/A	54,359	54,359	—	—	$22.32	7/7/2032	—	—
	11/27/2023(9)	11/22/2023	165,727	165,727	—	—	$28.13	11/27/2033	—	—
	7/12/2024(16)	7/12/2024	14,818	—	—	—	—	—	14,818	332,960
Marc Whitten	3/2/2021(8)	2/22/2021	100,000	83,332	—	—	$108.10	3/2/2031	—	—
	3/4/2022(9)	3/4/2022	57,949	28,974	—	—	$89.01	3/4/2032	—	—
	11/27/2023(9)	11/22/2023	125,474	33,145	—	—	$28.13	11/27/2033	—	—
1.All of the option awards were granted under the 2009 Stock Plan, 2019 Stock Plan, 2020 Plan, 2013 ironSource Plan, 2021 ironSource Plan, and 2021 Share
Incentive Plan and are subject to continued service through each vesting date, unless otherwise noted, and to acceleration of vesting upon certain events as further described below under “—Potential Payments Upon Termination or Change in Control.”
2.All RSUs were granted under the 2020 Plan, the 2013 ironSource Plan or the 2021 ironSource Plan and are subject to continued service through each vesting date, unless otherwise noted, and to acceleration of vesting upon certain events as further described below under “—Potential Payments Upon Termination or
Change in Control.
3.Calculated using $22.47, which was the closing price of our common stock on December 31, 2024.
4.The total shares subject to this award vest over a period of four years, with 25% of the total shares subject to the award vesting on the one-year anniversary of the vesting commencement date and an additional 6.25% of the total shares subject to the award vest quarterly thereafter, subject to continued service through each vesting date.
5.Represents the number of shares eligible to vest with respect to the PSOs assuming achievement of each of the stock price goals. Actual number of shares eligible to vest may be less than the amount reported in this column. The PSOs will vest on the first date upon which both the stock price requirement and the time-based service requirement are satisfied as further described above under “—Long-Term Incentive (at-risk equity)—Performance Stock Options”.
6.The total shares subject to this award shall vest over a period of four years with 25% of the total shares subject to the award vesting on the first Quarterly
Installment Date that occurs at least one year after the vesting commencement date and 6.25% of the total shares subject to the award vest upon each subsequent Quarterly Installment Date thereafter, subject to continued service through each vesting date. The “Quarterly Installment Dates” are each of
February 25th, May 25th, August 25th and November 25th of a given calendar year.
7.100% of total shares subject to this award shall vest on the first Quarterly Installment Date that occurs at least 1 year after the vesting commencement date, subject to continued service through each vesting date.
8.The total shares subject to this award vest over a period of four years, with 25% of the total shares subject to the award vesting on the one-year anniversary of the vesting commencement date and an additional 1/48th of the total shares subject to the award vesting each month thereafter, subject to continued service through each vesting date.
9.The total shares subject to this award shall vest over a period of four years with 25% of the total shares subject to the award vesting each year beginning on
May 25, 2024, subject to continued service through each vesting date. Award subject to acceleration upon death.
10.The total shares subject to this award shall vest over a period of four years with 6.25% of the total shares subject to the award vesting on the first Quarterly
Installment Date that occurs at least 1 month after the vesting commencement date and 6.25% of the total shares subject to the award vest upon each subsequent Quarterly Installment Date thereafter, subject to continued service through each vesting date.
11.The total shares subject to this award shall vest over a period of four years with 25% of the total shares subject to the award vesting each year beginning on
February 25, 2025, subject to continued service through each vesting date.
12.Represents the number of PVUs that will vest based on the achievement of the stock price hurdles as further described above under “—Long-Term Incentive
(at-risk equity)—Price-Vesting Restricted Stock Units (PVUs).” The total shares subject to this award shall vest over a period of four years in equal quarterly installments beginning on August 9, 2024, subject to continued service through each vesting date.
13.Represents the number of shares eligible to vest with respect to the PSOs assuming achievement of each of the stock price goals. Actual number of shares eligible to vest may be less than the amount reported in this column. The PSOs will vest on the first date upon which both the stock price requirement and the time-based service requirement are satisfied as further described above under “—Long-Term Incentive (at-risk equity)—Performance Stock Options”.
14.The total shares subject to this award will vest over a period of four years with 1/48th of the total shares vesting on the one-month anniversary of the vesting commencement date and 1/48 of the total shares subject to the award vesting monthly thereafter, subject to continued service through each vesting date.
Award subject to acceleration upon death.
15.The total shares subject to this award will vest 100% on May 25, 2025, subject to continued service through such vesting date.
16.The total shares subject to this award vest 100% on the earlier of the one year anniversary of the date of grant or the Company’s 2025 Annual Meeting of stockholders, subject to continued service through such vesting date.
17.Fully vested.

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EXECUTIVE COMPENSATION
OPTIONS EXERCISED AND STOCK VESTED IN 2024
The following table shows for the year ended December 31, 2024, certain information regarding stock vested for the NEOs. The
Company did not have any option exercises during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Matthew Bromberg	—	—	—	—
James M. Whitehurst	—	—	200,000	5,066,000
Mark Barrysmith	—	—	58,218	1,297,928
Luis Visoso	—	—	116,220	2,649,025
Alexander Blum	—	—	—	—
Anirma Gupta	—	—	110,423	2,451,734
Felix Thé	—	—	77,373	1,725,918
Tomer Bar-Zeev	—	—	485,823	8,454,648
Marc Whitten	—	—	109,970	2,490,712
1.The value realized on exercise is based on the difference between the closing market price of our common stock on the date of exercise and the applicable exercise price of those options multiplied by the number of shares underlying the options.
2.The value realized on vesting is based on the number of shares of our common stock underlying the RSU awards that vested multiplied by the closing market price of our common stock on the vesting date.
PENSION BENEFITS
Other than with respect to our 401(k) plan, our U.S. employees, including our U.S.-based NEOs, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.
NONQUALIFIED DEFERRED COMPENSATION
During 2024, our U.S. employees, including our NEOs, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As of December 31, 2024, each of our then-serving NEOs, other than Mr. Whitehurst were eligible for severance benefits pursuant to, the applicable Executive Severance Plan, as defined and further described above under “Agreements with Our
Named Executive Officers—Executive Severance Agreements and Change in Control Benefits.” Mr. Whitehurst was eligible for severance benefits pursuant to his Role Change Letter as described above under “Agreements with Our Named Executive
Officers—Agreements with James M. Whitehurst.” In addition, each of our NEOs hold equity awards that are subject to the terms of the equity incentive plan and award agreement thereunder under which such awards were granted. The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs serving as of the end of the year ending December 31, 2024. For a description of the amounts actually paid to Messrs. Visoso, Bar-Zeev and Whitten in connection with each of their separations from the Company, please see “—
Agreements with Our Named Executive Officers” above. The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of the year ending December 31, 2024 using the closing market price of our common stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

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	Qualified Termination Event in Connection with a Change in Control(1)				Qualified Termination Event Not in Connection with a Change in Control(1)				Death or Disability, as applicable ($)(2)

Name	Cash Severance ($)(3)	Employer Paid Contributions to Health Insurance ($)(4)	Equity Acceleration ($)(5)	Total ($)	Cash Severance ($)(3)	Employer Paid Contributions to Health Insurance ($)(4)	Equity Acceleratio n ($)(5)	Total ($)	Equity Acceleration ($)(2)

Matthew Bromberg	1,700,000	32,733	23,460,156	25,192,889	1,700,000	32,733	5,853,789	7,586,522	11,673,828
James M. Whitehurst	—	—	4,656,031	4,656,031	—	—	4,656,031	4,656,031	4,656,031
Mark Barrysmith	—	—	5,097,982	5,097,982	—	—	—	—	8,877,717
Alexander Blum	—	—	—	—	—	—	—	—	5,617,100
Anirma Gupta	857,500	26,596	10,826,990	11,711,086	612,500	13,298	—	625,798	10,826,990
Felix Thé	680,000	26,921	8,121,984	8,828,905	467,500	13,460	—	480,960	8,121,984
1.Mr. Whitehurst is entitled to full acceleration of his 2024 RSU award upon a termination other than for Cause (as defined in the Whitehurst Role Change
Agreement). Amounts reflected in this table assume that awards are assumed, continued, or substituted for in the event of a change in control. For the other
NEOs, a “Qualified Termination Event” is generally a termination other than for Cause (as defined in the relevant severance plan), death or disability, or a resignation for Good Reason (as defined in the relevant severance plan). Such event that occurs within three months prior or the twelve months following a change in control is considered occurring “in connection with” such change in control for purposes of each of the NEO’s severance benefits listed above. For
Messrs. Bromberg, Blum, and Thé and Ms. Gupta, any awards not so assumed, continued or substituted for in connection with a change in control are accelerated and vest in full immediately prior to a change in control. Mr. Blum was not entitled to any severance benefits at year end, aside from a termination due to death or disability, because he had not yet been employed for one year.
2.Represents full acceleration of all unvested time-based equity awards upon death of a NEO who has provided service to the Company for 1 year, or 50%
acceleration if less than 1 year, pursuant to the terms of the applicable award documentation provided to NEOs under the 2020 Stock Plan, 2019 Stock Plan or
2009 Stock Plan, as applicable, in the event of termination due to death, except with respect to Mr. Bromberg’s option awards. With respect to Mr. Bromberg’s time-based options, he receives 12 months of acceleration in the event of death or disability, and with respect to Mr. Bromberg’s PSO, any shares belonging to a vesting tranche for which the applicable stock price hurdle was achieved prior to the termination date due to death or disability, in each case, with respect to which Mr. Bromberg would have satisfied the applicable continued service requirement had he remained in Continuous Service for 12 months following the termination date, will vest and become exercisable as of such termination date. Per ASC 718, the value of accelerated stock options is the aggregate spread between $22.47, the closing price of our common stock on December 31, 2024, and the exercise prices of the accelerated stock options, if less than $22.47, and the value of accelerated RSU awards is calculated by multiplying the number of shares subject to acceleration by $22.47. The amount reported in this column does not include any value with respect to the acceleration of outstanding PSOs, for which the applicable vesting conditions would not have been satisfied assuming a termination due to death as of December 31, 2024. Upon the termination of a NEO’s service due to his or her death, with respect to any PSO vesting tranche for which the applicable stock price hurdle has been achieved, but for which the continued service requirement has not been satisfied, prior to the termination date, the continued service requirement will be deemed satisfied as of the termination date in full, for a NEO who has provided service to the
Company for 1 year, or at 50% for a NEO who has provided service to the Company for less than 1 year, pursuant to the terms of the PSO Agreements under the 2020 Plan. All other PSOs will be forfeited.
3.Represents (i) 12 months of base salary and 100% of the participant’s annual target bonus in effect immediately prior to termination in connection with a Change in Control; and 6 months of base salary and the participant’s annual target bonus in effect immediately prior to termination, prorated for the days of service provided in the year of termination for Ms. Gupta and Mr. Thé, (ii) 12 months of base salary and 100% of his annual bonus target in effect immediately prior to the termination in either scenario for Mr. Bromberg and (iii) noting in either scenario for Messrs. Barrysmith and Whitehurst.
4.Represents (i) 12 months of employer-paid contributions to health insurance in a Change in Control, and 6 months absent a Change in Control, for Ms. Gupta and Mr. Thé, (ii) 12 months in either scenario for Mr. Bromberg, and (iii) nothing in either scenario for Messrs. Barrysmith and Whitehurst.
5.Represents (i) accelerated vesting of 100% of the then-outstanding equity awards in connection with a Change in Control and no acceleration absent a Change in Control for Ms. Gupta and Mr. Thé,  (ii) 50% of the then-outstanding equity awards in connection with a Change in Control  and no acceleration absent a
Change in Control for Mr. Barrysmith, and (iii) accelerated vesting of 100% of the then-outstanding equity awards in connection with a Change in Control, absent a Change in Control, 12 months accelerated vesting of the then-outstanding time-based awards and no acceleration for the PSOs for which the performance conditions had not yet been met for Mr. Bromberg. Per SEC rules, the value of accelerated stock options (including PSOs) is the aggregate spread between
$22.47, the closing price of our common stock on December 31, 2024, and the exercise prices of the accelerated stock options, if less than $22.47, and the value of accelerated RSU awards is calculated by multiplying the number of shares subject to acceleration by $22.47. The amount reported in this column does

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EXECUTIVE COMPENSATION
include any value with respect to the acceleration of outstanding PSOs, for which the applicable vesting conditions would not have been satisfied assuming a
Qualified Termination Event in connection with a Change in Control as of December 31, 2024 (and a per-share transaction price of $22.47).
CEO Pay Ratio
James Whitehurst served as the Company’s Interim President and CEO from October 2023 until May 2024, at which time
Matthew Bromberg was appointed President and CEO, positions he held on December 31, 2024, and continues to hold. As permitted by Item 402(u) of Regulation S-K, to calculate the required ration, the Company elected to use the combined fiscal year 2024 annual total compensation of our two NEOs who served as CEO during 2024 (our former Interim President and CEO,
Mr. Whitehurst, and our current President and CEO, Mr. Bromberg), which totaled $52,562,201 as set forth in the Summary
Compensation Table, excluding the salary and RSU award additionally paid to Mr. Whitehurst for his service as Senior Advisor and Executive Chair in 2024. The 2024 annual total compensation of our median compensated employee totaled $130,532. This resulted in a ratio of 403 to 1.
To identify the median employee, we took into account target annual base salary, target cash incentive bonus or target commission, and the grant value of equity compensation. The actual compensation of the original median employee identified through this process differed significantly from their target compensation due to the nature of the employee’s commission-based compensation, and therefore would have resulted in a significant change to the pay ratio disclosure. For this reason, we instead used an employee whose actual compensation was substantially similar to the target compensation of the original median employee without commission-based compensation. Once we identified the median compensated employee, total cash and equity compensation was calculated using the Summary Compensation Table rules. We looked at our population as of calendar year end, December 31, 2024. This included all of our employees, except both CEOs, regardless of full-time or part-time status, but excluded contingent workers, students, and interns. Any employees whose pay was in a currency other than USD was converted to USD using a foreign exchange rate as of December 31, 2024. The final population included 4,613 employees for this analysis.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Equity Award Grant Practices
From time to time, the Company grants stock options to certain senior-level employees, including NEOs. Historically, the
Company has granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants, if any, in the first quarter of each year, which refresh grants are typically approved at a regularly scheduled meeting of the HCCC.
Non-employee directors do not receive option grants. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features.
The HCCC generally does not take material nonpublic information into account when determining the timing and terms of equity awards, and Unity has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In connection with the promotion of Mr. Blum to Senior Vice President, Chief Operating Officer, the
HCCC approved equity awards on October 25, 2024, with such awards to be effective as of the date Mr. Blum began in his new role, November 1, 2024. We subsequently announced the appointment of our new Senior Vice President, Chief Financial Officer
and announced our quarterly financial results four business days later. Consistent with our typical practice, the number of shares underlying the award was determined by dividing the target dollar value of the award by the closing price of our common stock for the 60 trading days preceding the date of the HCCC action to control for volatility in our stock.

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Name	Grant Date	Number of securities underlying the award	Exercise Price of the award ($/sh)	Grant date fair value of the award(1) ($)
Percentage change in the closing market price
of the securities underlying the award
between the trading day ending immediately
prior to the disclosure of the material non-
public information (“MNPI”) and the trading
day beginning immediately following the
disclosure of the MNPI

Alexander Blum	11/1/2024	39,703	20.83	540,100	(5.4)%
1.The amount disclosed represents the aggregate grant date fair value of the stock options granted during 2024 under our 2020 Plan, computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the table are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on
February 21, 2025. This amount does not reflect the actual economic value that will be realized upon the vesting of the stock options, the exercise of the stock options, or the sale of any common stock acquired under such stock options.
In addition, eligible employees, including our named executive officers, may voluntarily enroll in the ESPP and receive an option to purchase shares at a discount using payroll deductions accumulated during the prior six-month period. Purchase dates under the ESPP are generally the last trading day in August and February.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of
Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our
NEOs and certain financial performance of the Company. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in “Compensation Discussion and Analysis”
above. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis” above.

Pay vs. Performance Disclosure(1)
	Summary Compensation Table Total for PEO(2) ($)			Compensation Actually Paid for PEO(3) ($)					Value of Fixed $100 Investment Based On:		(in thousands)
Year	Riccitiello	Whitehurst	Bromberg	Riccitiello	Whitehurst	Bromberg	Average Summary Compens ation Table Total for Non-PEO NEOs(4) ($)	Average Compensati on Actually Paid for Non-PEO NEOs(5) ($)	Unity TSR(6) ($)	S&P 500 Tech(7) ($)	Unity Net Income (Loss)(8) ($)	Unity Strategic Revenue (9) ($)
(a)	(b)			(c)			(d)	(e)	(f)	(g)	(h)	(i)
2024	—	5,507,666	52,147,152	—	2,022,686	53,028,703	9,758,994	(10,681,297)	33	235	(664,287)	1,723,409
2023	27,130,731	6,194,881	—	13,547,993	8,432,881	—	9,064,060	18,648,904	60	173	(826,322)	1,733,288
2022	11,805,430	—	—	(213,136,090)	—	—	21,787,435	(3,571,284)	42	111	(919,488)	1,391,034
2021	12,501,471	—	—	(17,400,715)	—	—	17,015,624	10,716,783	209	156	(532,607)	1,110,526
2020	22,001,733	—	—	682,364,174	—	—	4,309,810	90,477,822	225	117	(282,308)	772,445
*Total Shareholder Return is shown as “TSR” in the table above.

73 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION
1.John Riccitiello served as our principal executive officer (“PEO”) from 2020 until October 2023. James Whitehurst served as our PEO from October 2023 to May 2024. Matthew Bromberg has served as our PEO since May 2024. Our PEO(s) and our non-PEO NEOs for each of the applicable years were as follows:

Year	PEO	Non-PEO NEOs
2024	James Whitehurst; Matthew Bromberg	Mark Barrysmith, Luis Visoso, Alexander Blum, Anirma Gupta, Felix Thé, Tomer Bar-Zeev, and Marc Whitten
2023	John Riccitiello; James Whitehurst	Luis Visoso, Carol Carpenter, Anirma Gupta, Clive Downie, Tomer Bar-Zeev, and Marc Whitten
2022	John Riccitiello	Luis Visoso, Carol Carpenter, Anirma Gupta, and Marc Whitten
2021	John Riccitiello	Luis Visoso, Kimberly Jabal, Marc Whitten, Ingrid Lestiyo, Ralph Hauwert, and Clive Downie
2020	John Riccitiello	Ralph Hauwert and Ingrid Lestiyo
2. Represents the amount reported for our PEO(s) in the “Total” column of the Summary Compensation Table for each applicable year. Refer to “Executive
Compensation—Summary Compensation Table.”
3. Represents the CAP to Mr. Riccitiello, Mr. Whitehurst, and Mr. Bromberg, respectively, for each applicable year, as computed in accordance with Item
402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Riccitiello, Mr. Whitehurst or Mr.
Bromberg. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Whitehurst’s and Mr.
Bromberg’s total compensation for 2024 to determine the CAP.

PEO "CAP" Calculation Detail
	Whitehurst	Bromberg
	2024	2024
SCT Total Compensation	$5,507,666	$52,147,152
Aggregate SCT Reported Equity Compensation (-)(a)	($5,029,011)	($49,612,611)
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)(b)	$4,656,031	$50,494,162
Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)(b)	$—	$—
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)(b)	$—	$—
Change in Fair Value of Awards Granted During Previous FYs & Vesting During Covered FY (+/-)(b)(iv)	($3,112,000)	$—
CAP	$2,022,686	$53,028,703
a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the
Summary Compensation Table for 2024.
b.The valuation assumptions used to calculate the fair values did not materially differ from those disclosed at the time of grant.
4.Represents the average of the amounts reported for the Company’s NEOs as a group (excluding the PEOs) (“Non-PEO NEOs”) in the “Total” column of the
Summary Compensation Table for each applicable year.

74 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION
5.  Represents the average CAP to the Non-PEO NEOs as a group for each applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. The following adjustments were made to average total compensation for the Non-PEO NEOs as a group for 2024 to determine the CAP, using the same methodology described above in Note 3:

Average Non-PEO NEOs CAP Calculation Detail
2024
SCT Total Compensation	$9,758,994
Aggregate SCT Reported Equity Compensation (-)	($9,053,552)
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$4,737,033
Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	($1,844,333)
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	$60,788
Change in Fair Value of Awards Granted During Previous FYs & Vesting During Covered FY (+/-)	($3,810,572)
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	($10,529,655)
Value of Dividends Paid not Otherwise Reflected in Fair Value Determination or Total Compensation (+)	$0
CAP	($10,681,297)
6.Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. For purposes of the Company’s 2020 cumulative TSR, the measurement period begins at the Company’s
September 2020 initial public offering.
7. Weighted peer group total shareholder return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 500 Tech Index.
8. The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
9. Strategic Revenue was our Company-selected measure for 2024 and represents revenue only from our strategic portfolio, excluding revenue from business lines that we discontinued as part of our portfolio reset in 2023. Strategic Revenue is not available for 2020, 2021 and 2022 and therefore there are no dollar amounts reported for Strategic Revenue for these years. For purposes of comparison, we have elected to show Unity’s total company revenue for those periods.
The CAP vs. Revenue chart below presents the revenue for 2020, 2021, and 2022 as reflected in the Company’s audited financial statements and Strategic
Revenue for 2023 and 2024.
Relationship Disclosures
Our Human Capital and Compensation Committee reviews a variety of Company-wide and individual factors to link executive
CAP with Company and executive performance. To promote strong pay-for-performance orientation when setting executive pay levels, the HCCC considers the Company's absolute and relative TSR, short- and long-term business outlook, including income and revenue growth, and the broader market environment.
The following graphs set forth the relationships between the Company’s cumulative TSR relative to peer comparators, as well as
CAP relative to the Company’s TSR, net income (loss), and revenue over the last five completed fiscal years, and CAP relative to the Company’s Strategic Revenue for 2023-2024. Note that the HCCC assesses target compensation and potentially realizable compensation in addition to CAP to maintain a holistic understanding of executive total compensation packages.

75 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION

Performance Metrics to Link Executive Compensation Actually Paid with Company Performance
Provided below are the most important measures used to link compensation actually paid with the Company’s performance during the most recently completed fiscal year:
•Adjusted EBITDA;
•Strategic Revenue; and
•Stock Price.
See the “Compensation Discussion and Analysis” above and published in our historical proxy statements for additional detail on executive compensation actions. The compensation value ultimately realized by our NEOs remains subject to significant variation over time, including, for example, as a result of forfeiture of unvested awards prior to vesting or variation in stock price prior to award monetization.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

76 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION
NON-EMPLOYEE DIRECTOR COMPENSATION
The following table shows for the year ended December 31, 2024, certain information with respect to the compensation of all non-employee directors of the Company. Messrs. Bromberg and Whitehurst were employees and did not receive any additional compensation for service on our Board. Mr. Bar-Zeev received compensation for his service on Board once his employment with the Company ended.  Mr. Bar Zeev’s compensation for his services as a director in 2024 is reflected in the “Summary
Compensation Table” above.

Director	Fees Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Roelof Botha	—	319,985	319,985
Mary Schmidt Campbell, Ph.D.	125,000	184,992	309,992
Robynne Daly	125,000	184,992	309,992
Shlomo Dovrat	—	294,985	294,985
Egon Durban(3)	—	284,989	284,989
David Helgason	100,000	184,992	284,992
David Kostman	—	294,985	294,985
Michelle Lee	110,000	184,992	294,992
Barry Schuler	—	309,988	309,988
Keisha Smith	60,000	234,990	294,990
1.The amounts disclosed represent cash amounts received as a result of any Cash Election (defined below). Such amounts vest on the earlier of our 2025 Annual
Meeting or June 5, 2025, awarded pursuant to our Non-Employee Director Compensation Policy described below to our non-employee directors.
2.The amounts disclosed represent the aggregate grant date fair value of the RSUs granted to our non-employee directors during 2024 under our 2020 Plan, computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs reported in the Stock Awards column are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 21, 2025. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the restricted stock units, or the sale of any common stock acquired under such restricted stock units.
3.Mr. Durban is required to remit the proceeds of any sales of such shares to Silver Lake.
The aggregate number of shares subject to option awards and stock awards held by the directors listed in the table above as of
December 31, 2024 was as follows:

Director	Number of Shares Subject to Outstanding Options	Number of Shares Subject to Outstanding RSUs

Roelof Botha	—	18,150
Mary Schmidt Campbell, Ph.D.	—	10,493
Robynne Daly	29,753	10,493
Shlomo Dovrat	—	22,113
Egon Durban	—	16,165
David Helgason	—	10,493
David Kostman	51,192	22,113
Michelle Lee	—	10,847
Barry Schuler	—	17,583
Keisha Smith	—	13,329

77 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION
Non-Employee Director Compensation Policy
We annually review our corporate governance policies, including our non-employee director compensation policy (the “Director
Compensation Policy”). In September 2023 and April 2024, in consultation with our compensation consultant, Semler Brossy we amended and restated the Director Compensation Policy, which became effective immediately and was in effect for all awards granted in 2024. These changes were intended to simplify the payments made to our non-employee directors, although did not change the total amount of compensation, and clarify the distinction between compensation for a Chair and Lead Independent
Director. Pursuant to this policy, non-employee directors were eligible to receive the compensation described below.
Annual Grant
At the close of business on the date of our 2024 annual meeting of stockholders, each non-employee director was automatically be granted an RSU award covering the number of shares of our common stock equal to (i) $285,000 minus such non-employee director’s Cash Election (as defined below), if any, divided by (ii) the closing sales price per share of our common stock on the date of the applicable annual meeting.
Committee Retainer Grant
At the close of business on the date of each annual meeting of stockholders, each non-employee director will automatically be granted an RSU award covering the number of shares of our common stock equal to (i) the Total Retainer (as defined below)
minus such non-employee director’s Cash Election (as defined below), if any, divided by (ii) the closing sales price per share of our common stock on the date of the applicable annual meeting, rounded down to the nearest whole share.
The “Total Retainer” is the sum of the following retainer fees, as applicable with respect to such non-employee director, measured as of the date of the retainer grant:

Committee Chair:	$25,000
Committee Member:	$10,000
Lead Independent Director:	$25,000
Chair:	$60,000
Cash Election
Prior to the first day of the calendar year in which the Retainer Grant and Annual Grant are to be made (or, if later, in the case of a New Director, prior to the New Director’s commencement of service), each Non-Employee Director may elect, using such election form as may be provided by the Company, to receive up to $100,000 of the value of the Annual Grant and any or all of their Retainer Grant in the form of a cash payment (any such amount that is elected, the “Cash Election”).
The annual grant, retainer grant and Cash Election, if any, will fully vest on the earlier of (i) the first anniversary of the applicable grant date and (ii) the date of the first annual meeting following the applicable grant date, subject to the non-employee director’s continuous service through the vesting date.
Initial Grant
In addition, under the non-employee director compensation policy each non-employee director elected or appointed to our
Board will automatically, upon the date of his or her initial election or appointment as a non-employee director (or, if such date is not a business day, the first business day thereafter), be granted an RSU award covering the number of shares of our common stock equal to (i) $400,000 divided by (ii) the closing sales price per share of our common stock on the applicable grant date, rounded down to the nearest whole share. Each initial grant will vest in a series of successive equal quarterly installments over the three-year period measured from the applicable grant date, subject to the non-employee director’s continuous service through each vesting date.

78 à Unity Software à 2025 Proxy Statement

EXECUTIVE COMPENSATION
Acceleration upon a Change in Control or In the Event of Death
The non-employee director compensation policy provides that for each non-employee director who remains in continuous service with us until immediately prior to the closing of a Change in Control (as defined in the 2020 Plan), the shares subject to his or her then-outstanding equity awards that were granted pursuant to the non-employee director compensation policy, as well as any other then-outstanding equity awards then held by such non-employee director, and any Cash Amount elected in lieu of a portion of an annual grant, will become fully vested (and in the case of the Cash Amount, payable) immediately prior to the closing of such Change in Control.
In addition, if a non-employee director’s continuous service terminates because of their death (i) within the first year of continuous service, then 50% of any RSU award held by such non-employee director shall vest and become payable effective as of immediately prior to the effective time of such termination or (ii) on or after the first year of their continuous service, then
100% of any RSU award held by such non-employee director shall vest and become payable effective as of immediately prior to the effective time of such termination (the “Death Benefit”). The Death Benefit only applies to awards outstanding under the
2020 Equity Incentive Plan and not the ironSource Plans. If the non-employee director elected a Retainer Cash Election or
Annual Cash Election and their continuous service terminates because of their death (i) within the first year of continuous service, then 50% of the Retainer Cash Election and/or Annual Cash Election, as applicable, shall be paid to their legal representative within ten (10) business days of the effective time of termination or (ii) on or after the first year of their continuous service, then 100% of the Retainer Cash Election and/or Annual Cash Election, as applicable, shall be paid to their legal representative within ten (10) business days of the effective time of termination.
Expenses
We reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-
person attendance at and participation in board and committee meetings.

79 à Unity Software à 2025 Proxy Statement
CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
Our Board adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or, if appropriate, ratification of related person transactions. This policy covers, with certain exceptions set forth in Item
404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.
CERTAIN RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2024 and each currently proposed transaction in which:
•We have been or are to be a participant;
•The amounts involved exceeded or will exceed $120,000; and
•Any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-
length transactions.
PIPE TRANSACTION
In July 2022 we entered into an investment agreement (the “Investment Agreement”) with certain entities affiliated with Silver
Lake and Sequoia Capital (collectively, the “PIPE Investors”), which hold more than 5% of our outstanding capital stock and are affiliated with members of our Board, relating to the issuance and sale to the PIPE Investors of $1,000,000,000 in aggregate principal amount of our 2.0% Convertible Senior Notes due 2027 (the “2027 Notes” and such transaction, the “PIPE
Transaction”). The PIPE Transaction closed pursuant to the terms of the Investment Agreement upon the closing of our merger with ironSource in November 2022. The 2027 Notes are governed by an indenture, dated November 8, 2022, between us and
U.S Bank Trust Company, National Association, as trustee. As of December 31, 2024 there was $1,000,000,000 in aggregate principal amount outstanding and we paid $20,000,000 in interest in 2024.

80 à Unity Software à 2025 Proxy Statement
INVESTOR RIGHTS AGREEMENT
We are party to an amended and restated Investor Rights Agreement (“IRA”), with certain holders of its capital stock, including entities affiliated with Sequoia Capital and Silver Lake, which each hold greater than 5% of our outstanding capital stock and/or are affiliated with members of the Board. The IRA provides the certain holders of our capital stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

81 à Unity Software à 2025 Proxy Statement
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for
Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Unity Software Inc. Direct your written request to Investor Relations at ir@unity.com or call 1-866-540-7095. Stockholders who currently receive multiple copies of the
Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

82 à Unity Software à 2025 Proxy Statement
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Anirma Gupta
Senior Vice President, Chief Legal Officer and Corporate Secretary
Unity Software Inc.
San Francisco, CA
April 18, 2025

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended
December 31, 2024 is available without charge upon written request to: Corporate Secretary, Unity
Software Inc., 116 New Montgomery Street, San Francisco, CA 94105.

Unity®

SCAN TO VIEW MATERIALS & VOTE

HOW TO VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65372-P25318

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITY SOFTWARE INC.

The Board of Directors recommends you vote FOR ALL the following nominees:

	For All	Withhold All	For All Except
1. To elect each of the Board of Directors' four nominees for director named in the accompanying proxy statement, to serve as a Class II member of the Board of Directors until the 2028 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to their earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robynne Daly
02) Shlomo Dovrat
03) Egon Durban
04) Barry Schuler

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Your proxy holder will also vote in their discretion on any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V65373-P25318

UNITY SOFTWARE INC.
Annual Meeting of Stockholders
June 11, 2025 10:00 AM, Pacific Time
This Proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jarrod Yahes, Anirma Gupta, and Nora Go, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UNITY SOFTWARE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, Pacific Time on June 11, 2025 at www.virtualshareholdermeeting.com/U2025, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and in their discretion on such other matters as may properly come before said meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE